                                                                    EXHIBIT 10.2


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                                   $33,702,650


                                CREDIT AGREEMENT


                         Dated as of September 15, 1998

                                      Among

                       BRAZOS AUTOMOTIVE PROPERTIES, L.P.

                                  as Borrower,


                    THE BANKS NAMED IN THIS CREDIT AGREEMENT

                                    as Banks,

                                       and

                            THE CHASE MANHATTAN BANK

                             as Administrative Agent

                                       and

                               FLEET NATIONAL BANK

                              as Syndication Agent





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




                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----

ARTICLE 1  DEFINITIONS AND ACCOUNTING TERMS.......................................................................1
         Section 1.1.      Certain Defined Terms..................................................................1
         Section 1.2.      Computation of Time Periods...........................................................13
         Section 1.3.      Accounting Terms......................................................................13
         Section 1.4.      Types of Advances.....................................................................13
         Section 1.5.      Miscellaneous.........................................................................13

ARTICLE 2  THE ADVANCES..........................................................................................13
         Section 2.1.      Making Advances.......................................................................13
         Section 2.2.      Method of Borrowing...................................................................14
         Section 2.3.      Fees..................................................................................16
         Section 2.4.      Reduction of the Commitments..........................................................17
         Section 2.5.      Repayment.............................................................................17
         Section 2.6.      Interest..............................................................................17
         Section 2.7.      Prepayments...........................................................................18
         Section 2.8.      Breakage Costs........................................................................19
         Section 2.9.      Increased Costs.......................................................................19
         Section 2.10.     Payments and Computations.............................................................20
         Section 2.11.     Taxes.................................................................................21
         Section 2.12.     Sharing of Payments Etc...............................................................22

ARTICLE 3  CONDITIONS OF LENDING.................................................................................23
         Section 3.1.      Conditions Precedent to Initial Borrowing.............................................23
         Section 3.2.      Conditions Precedent to Each Borrowing................................................26
         Section 3.3.      Conditions Precedent for the Benefit of the Agent.....................................27

ARTICLE 4  REPRESENTATIONS AND WARRANTIES........................................................................27
         Section 4.1.      Partnership Existence; Subsidiaries...................................................27
         Section 4.2.      Partnership Power.....................................................................27
         Section 4.3.      Authorization and Approvals...........................................................27
         Section 4.4.      Enforceable Obligations...............................................................27
         Section 4.5.      Financials............................................................................28
         Section 4.6.      True and Complete Disclosure..........................................................28
         Section 4.7.      Litigation............................................................................28
         Section 4.8.      Use of Proceeds.......................................................................28
         Section 4.9.      Investment Company Act................................................................28
         Section 4.10.     Public Utility Holding Company Act....................................................28
         Section 4.11.     Taxes.................................................................................28
         Section 4.12.     Pension Plans.........................................................................29
         Section 4.13.     Condition of Property: Casualties.....................................................29
         Section 4.14.     Insurance.............................................................................29
         Section 4.15.     No Burdensome Restrictions; No Defaults...............................................29
         Section 4.16.     Environmental Condition...............................................................29
         Section 4.17.     Permits, Licenses, Etc................................................................29
         Section 4.18.     Principal Place of Business...........................................................30
         Section 4.19.     Government Requirements...............................................................30

         Section 4.20.     Year 2000.............................................................................30

ARTICLE 5  AFFIRMATIVE COVENANTS.................................................................................30
         Section 5.1.      Compliance with Laws, Etc.............................................................30
         Section 5.2.      Maintenance of Insurance..............................................................31
         Section 5.3.      Preservation of Partnership Existence.................................................31
         Section 5.4.      Payment of Taxes, Etc.................................................................31
         Section 5.5.      Visitation Rights.....................................................................31
         Section 5.6.      Reporting Requirements................................................................31
         Section 5.7.      Maintenance of Property...............................................................33
         Section 5.8.      Performance of Lease Documents........................................................33
         Section 5.9.      Protection of Liens...................................................................33
         Section 5.10.     [Intentionally Omitted]...............................................................34
         Section 5.11.     Relief from Automatic Stay............................................................34

ARTICLE 6  NEGATIVE COVENANTS....................................................................................34
         Section 6.1.      Liens, Etc............................................................................34
         Section 6.2.      Debts, Guaranties and Other Obligations...............................................34
         Section 6.3.      Merger or Consolidation; Asset Sales..................................................34
         Section 6.4.      Investments...........................................................................35
         Section 6.5.      Affiliate Transactions................................................................35
         Section 6.6.      [Intentionally Omitted]...............................................................35
         Section 6.7.      Compliance with ERISA.................................................................35
         Section 6.8.      [Intentionally Omitted].  ............................................................35
         Section 6.9.      Lease Documents.......................................................................35
         Section 6.10.     Lines of Business.....................................................................36

ARTICLE 7  REMEDIES..............................................................................................36
         Section 7.1.      Events of Default.....................................................................36
         Section 7.2.      Optional Acceleration of Maturity.....................................................37
         Section 7.3.      Automatic Acceleration of Maturity....................................................38
         Section 7.4.      Non-exclusivity of Remedies...........................................................38
         Section 7.5.      Right of Set-off......................................................................38
         Section 7.6.      Management of Collateral..............................................................38

ARTICLE 8  THE AGENT.............................................................................................38
         Section 8.1.      Authorization and Action..............................................................38
         Section 8.2.      Agent's Reliance, Etc.................................................................39
         Section 8.3.      The Agent and Its Affiliates..........................................................39
         Section 8.4.      Bank Credit Decision..................................................................39
         Section 8.5.      Indemnification.......................................................................39
         Section 8.6.      Successor Agent.......................................................................40

ARTICLE 9 MISCELLANEOUS..........................................................................................40
         Section 9.1.      Amendments, Etc.......................................................................40
         Section 9.2.      Notices, Etc..........................................................................40
         Section 9.3.      No Waiver; Remedies...................................................................41
         Section 9.4.      Costs and Expenses....................................................................41
         Section 9.5.      Binding Effect........................................................................41

         Section 9.6.      Bank Assignments and Participations...................................................42
         Section 9.7.      Indemnification.......................................................................43
         Section 9.8.      Execution in Counterparts.............................................................44
         Section 9.9.      Survival of Representations, etc......................................................44
         Section 9.10.     Severability..........................................................................44
         Section 9.11.     Business Loans........................................................................44
         Section 9.12.     Usury Not Intended....................................................................44
         Section 9.13.     Governing Law.........................................................................45
         Section 9.14.     No Recourse...........................................................................45
         Section 9.15.     Confidentiality.......................................................................45
         Section 9.16.     No Oral Acknowledgment................................................................46

EXHIBITS AND SCHEDULES
----------------------

Exhibit A         -        Form of Assignment and Acceptance
Exhibit B         -        Form of Assignment of Leases and Rents
Exhibit C         -        Form of Guarantor Consent
Exhibit D-1       -        Form of Guaranty
Exhibit D-2       -        Form of Residual Guaranty
Exhibit E         -        Form of Lessee Consent
Exhibit F         -        Form of Deed of Trust
Exhibit G         -        Form of Promissory Note
Exhibit H         -        Form of Notice of Borrowing
Exhibit I         -        Form of Notice of Conversion or Continuation
Exhibit J         -        Form of Security Agreement
Exhibit K         -        Form of Subordination and Attornment Agreement
Exhibit L         -        Form of Borrower's Outside Counsel Opinion
Exhibit M         -        Form of Lessee's and Guarantor's Counsel Opinion
Exhibit N         -        Form of Agent's Counsel Opinion
Exhibit O         -        Form of Local Counsel Opinion
Exhibit P         -        Form of Compliance Certificate

Schedule 1        -        List of Addresses for Banks and Commitments

                                CREDIT AGREEMENT


         This Credit Agreement dated as of September 15, 1998 is among (a) BRAZOS AUTOMOTIVE PROPERTIES, L.P., a Delaware limited partnership ("BORROWER");
(b) the Banks (as defined below); (c) THE CHASE MANHATTAN BANK, as Agent for the Banks, and (d) FLEET NATIONAL BANK, as the Syndication Agent.

         The Borrower, the Banks, the Agent and the Syndication Agent agree as follows:

                                    ARTICLE 1

                        DEFINITIONS AND ACCOUNTING TERMS

         Section 1.1. CERTAIN DEFINED TERMS. As used in this Agreement, the term "Borrower" shall have the meaning set forth above and the following terms shall have the following meanings (unless otherwise indicated, such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "ABR" means, for any day, the higher of (a) Federal Funds Rate plus fifty (50) basis points, or (b) Prime Rate.

         "ABR ADVANCE" means an Advance based on the ABR as provided in SECTION 2.6(c).

         "ACCEPTABLE SECURITY INTEREST" in any property means a Lien (a) which exists in favor of the Agent for the benefit of the Banks, (b) which is superior to all other Liens, other than Permitted Encumbrances, which are not Liens of Record, (c) which secures the Obligations, and (d) which is perfected.

         "ACQUISITION COST" means, for any Unit of Property, the sum of (a) the outstanding Advances made pursuant to this Agreement with respect to such Unit of Property, and (b) the outstanding advances of all capital contributions made by the Borrower with respect to such Unit of Property.

         "ADDITIONAL ADVANCE" has the meaning set forth in the Agreement for Facilities Lease or the Agreement for Ground Lease, as applicable.

         "ADJUSTED DEBT" means Funded Debt, plus the product of eight (8) times Rental Payments.

         "ADVANCE" means any advance by a Bank to the Borrower as part of a Borrowing pursuant to this Agreement and refers to an ABR Advance and a LIBOR Rate Advance.

         "AFFILIATE" means, as to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person or any Subsidiary of such Person. The term "control" (including the terms "controlled by" or "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether as general partner, through ownership of a Control Percentage of such Person or the general partner of such Person, by contract or otherwise.

         "AGENT" means The Chase Manhattan Bank, in its capacity as administrative agent pursuant to ARTICLE 8 and any successor agent pursuant to
SECTION 8.6.

         "AGREEMENT" means this Credit Agreement dated as of September 15, 1998 among the Borrower, the Banks, and the Agent, as it may be amended, amended and restated, modified or supplemented from time to time in accordance with SECTION 9.1.

         "AGREEMENT FOR FACILITIES LEASE" means the Agreement for Facilities Lease dated as of September 15, 1998 between the Borrower and the Lessee, as it may be restated, amended or supplemented from time to time in accordance with its terms and this Agreement.

         "AGREEMENT FOR GROUND LEASE" means the Agreement for Ground Lease dated as of September 15, 1998 between the Borrower and the Lessee, as it may be restated, amended or supplemented from time to time in accordance with its terms and this Agreement.

         "APPLICABLE LENDING OFFICE" means, with respect to each Bank, such Bank's Domestic Lending Office in the case of an ABR Advance and such Bank's LIBOR Lending Office in the case of a LIBOR Rate Advance.

         "APPLICABLE MARGIN" shall mean, at all times during the applicable periods set forth below: (a) with respect to all LIBOR Rate Advances, the applicable percentage set forth below in the column entitled "Applicable Margin for LIBOR Rate Advances", (b) with respect to all ABR Advances, the applicable percentage set forth below in the column entitled "Applicable Margin for ABR Advances", and (c) with respect to the Commitment Fee, the applicable percentage set forth below in the column entitled "Applicable Margin for Commitment Fee".

============== ==================================== =================== =============== =================

                                                                                           Applicable
                                                        Applicable         Applicable        Margin
                                                          Margin             Margin        for Commitment
                                                        for LIBOR           for ABR            Fee
                            Period                       Advances           Advances

-------------- ------------------------------------ ------------------- --------------- -----------------
  Level I:     When the AD is less than 2.50x                87.5bp            0bp              20bp
-------------- ------------------------------------ ------------------- --------------- -----------------

  Level II:    When the AD is greater than 2.50x            112.5bp            0bp              25bp
-------------- ------------------------------------ ------------------- --------------- -----------------

 Level III:    When the AD is greater than 3.00x            137.5bp           12.5bp            30bp
-------------- ------------------------------------ ------------------- --------------- -----------------

  Level IV:    When the AD is greater than 3.50x            162.5bp           37.5bp           37.5bp
-------------- ------------------------------------ ------------------- --------------- -----------------

  Level V:     When the AD is greater than 4.00x            187.5bp           62.5bp           37.5bp
-------------- ------------------------------------ ------------------- --------------- -----------------

  Level VI:    When the AD is greater than 4.50x             225bp            87.5bp            50bp
============== ==================================== =================== =============== =================

Definition: "AD" is the abbreviation for Adjusted Debt/EBITDAR Ratio.

If equity or equity related securities of the Guarantor in the amount of $25,000,000 are not in place within ninety (90) days after the Effective Date, the Applicable Margin for LIBOR Borrowings and ABR Borrowings set forth above shall increase by 12.5 basis points in every level as indicated in the table above; if such equity or equity related securities are not in place within one hundred eighty (180) days after the Effective Date, the Applicable Margin for LIBOR Borrowings and ABR Borrowings set forth above shall increase by an additional 12.5 basis points as indicated in the table above. Upon receipt of the proceeds derived from the placement of equity or equity related securities of the Guarantor in the amount of $25,000,000 and application of such proceeds in accordance with Section 3.2(b) of the Chase Credit Agreement, the increase in the Applicable Margin for LIBOR Borrowings and ABR Borrowings as set forth in this paragraph will no longer be applicable and the Applicable Margin set forth in the table above shall automatically be reinstated commencing on the next Business Day following receipt of such prepayment.

Notwithstanding anything to the contrary above, commencing on the Effective Date until six (6) months from the Effective Date, the Applicable Margin will be calculated at Level V, as adjusted in accordance with the above paragraph with respect to the equity or equity related securities. Commencing at the end of six
(6) months from the Effective Date, the Applicable Margin will be calculated based on Adjusted Debt to EBITDAR Ratio as set forth in this Agreement.

Adjusted Debt and EBITDAR are calculated for the most recently-completed Four Quarter Period and the ratio of Adjusted Debt to EBITDAR is calculated as of the last day of such Four Quarter Period. The Applicable Margin, as adjusted to reflect such calculations, shall become effective on the date of receipt by the Agent of the Compliance Certificate applicable to such Four Quarter Period. If Guarantor fails to timely furnish to Borrower and Agent the Current Financials and any related Compliance Certificate or, if for some other reason, a new Applicable Margin for a current period cannot be calculated, then the Applicable Margin in effect on the last day of the last Four Quarter Period for which the ratio of Adjusted Debt to EBITDAR was calculated shall remain in effect until a new Applicable Margin can be calculated, which new Applicable Margin shall become effective as provided in the immediately preceding sentence.

         "APPRAISAL" shall mean, with respect to any Property, an appraisal to be delivered in accordance with the terms of the applicable Lease Document, in each case prepared by a reputable appraiser reasonably acceptable to the Agent, which in the judgment of counsel to the Agent, complies with all of the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, the rules and regulations adopted pursuant thereto, and all other applicable Legal Requirements.

         "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Bank and an Eligible Assignee, and accepted by the Agent, in substantially the form of the attached EXHIBIT "A".

         "ASSIGNMENT OF LEASES" means an Assignment of Leases and Rents by the Borrower to the Agent in substantially the form of the attached EXHIBIT "B" with such modifications as are required by the Agent to provide an Acceptable Security Interest in the Rents (as defined in such Assignment of Leases and Rents).

         "BANKRUPTCY CODE" means Title 11 of the United States Code, 11 U.S.C.,
Section 161 et. seq., as amended and in effect from time to time.

         "BANKS" means the banks listed on the signature pages of this Agreement and each Eligible Assignee that shall become a party to this Agreement pursuant to SECTION 9.6.

         "BORROWER'S PARTNERSHIP AGREEMENT" means that certain First Amended and Restated Agreement of Limited Partnership of Borrower dated as of September 15, 1998, as amended, modified, restated or supplemented from time to time.

         "BORROWING" means a borrowing consisting of one or more simultaneous Advances of the same Type made by the Banks pursuant to SECTION 2.1(a), converted or continued by the Banks pursuant to SECTION 2.2(b), or converted by the Banks to Advances of a different Type pursuant to SECTION 2.2(c) or 2.7(d).

         "bp" means basis points, each basis point being equal to 1/100th of one percent (1%).

         "BUSINESS DAY" means any day of the year other than a Saturday or Sunday or any other day on which banks are not required or authorized to close in New York, New York and, if the applicable Business Day relates to any LIBOR Rate Advances, on which dealings are carried on by banks in the London interbank market.

         "CAPITALIZED LEASES" means, as applied to any Person, any lease of any Property by such Person as lessee which would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on the balance sheet of such Person.

         "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, state and local analogs, and all rules and regulations and requirements thereunder in each case as now or hereafter in effect.

         "CHASE CREDIT AGREEMENT" means that certain Credit Agreement dated as of September 15, 1998 executed among Guarantor, Agent, and the other financial institutions from time to time party thereto, as the same may have been amended and in effect on the date hereof.

         "CODE" means the Internal Revenue Code of 1986, as amended, and any successor statute and the regulations, rules, rulings, and interpretations promulgated or adopted by the Internal Revenue Service thereunder (or any successor thereto).

         "COLLATERAL" means the Collateral (as defined in the Security Agreement), the Rents (as defined in the Assignment of Leases), and the Mortgaged Premises.

         "COMMITMENT" as to any Bank has the meaning set forth in SECTION
2.1(a).

         "COMMITMENT FEE" has the meaning set forth in SECTION 2.3(a).

         "COMPANY" or "COMPANIES" means, at any time, Guarantor and each of its Subsidiaries.

         "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of EXHIBIT "P".

         "CONSOLIDATED SUBSIDIARY" means, at any date, any Subsidiary the accounts of which, in accordance with GAAP, would be consolidated with those of the Guarantor in its consolidated financial statements if such statements were prepared as of such date.

         "CONTROL PERCENTAGE" means, with respect to any Person (a) in the case of a corporation, the percentage of the outstanding capital stock of such Person having ordinary voting power which gives the direct or indirect holder of such stock the power to elect a majority of the Board of Directors of such Person and
(b) in the case of a limited partnership, the percentage of the outstanding limited partnership interests of such Person which gives the direct or indirect holder of such limited partnership interests the power to remove the general partner or partners of such Person or to take actions reserved for the limited partners under the applicable limited partnership act.

         "CONTROLLED GROUP" means all members of a controlled group of corporations and all trades (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under
Section 414 of the Code.

         "CORPORATE CREDIT AGREEMENT" means the Chase Credit Agreement as the same may hereafter be amended, amended and restated, renewed, extended or otherwise modified or supplemented from time to time, together with any credit agreement or similar instrument, agreement or document executed from time to time in respect of any financing arrangement entered into to replace, or which is in substitution for, the financing arrangement evidenced by the Chase Credit Agreement.

         "CORPORATE CREDIT DOCUMENTS" means any and all notes, guarantees and other loan documents executed pursuant to the Corporate Credit Agreement and any document, instrument or other agreement entered in replacement or substitution of such document or instrument.

         "CREDIT DOCUMENTS" means (a) (i) this Agreement, (ii) the Notes, (iii) the Residual Guaranty, (iv) the Security Documents, (v) the Lease Documents,
(vi) the Guarantor Consent, (vii) the Lessee Consent, and (viii) each other agreement, instrument, certificate, or document executed at any time by and between or by and among, as the case may be, any of the parties to any of the foregoing documents in connection with this Agreement and (b) any restatements, amendments, modifications, renewals, or extensions of any of the foregoing documents.

         "CURRENT FINANCIALS" means, at any time, the consolidated financial statements of Guarantor and its Subsidiaries most recently delivered to Agent under Sections 8.1(a) or 8.1(b) of the Chase Credit Agreement, as the case may be.

         "DEBT" for any Person, means (a) indebtedness of such Person for borrowed money; (b) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) obligations of such Person to pay the deferred purchase price of property or services; (d) obligations of such Person as lessee under Capitalized Leases required to be capitalized under GAAP; (e) reimbursement obligations in respect of bonds or letters of credit; (f) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) of such Person to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (e) above; and (g) indebtedness or obligations of others of the kinds referred to in clauses (a) through (f) secured by any Lien on or in respect of any Property of such Person whether or not assumed by such Person; provided, however, that all trade accounts payable and accrued expenses incurred in the ordinary course of business of such Person and not overdue shall be excluded from the foregoing.

         "DEBTOR RELIEF LAW" means the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments or similar Laws from time to time in effect affecting the rights of creditors generally.

         "DEFAULT" means (a) an Event of Default or (b) any event or condition which with notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "DEFAULT RATE" means a rate per annum equal at all times to the lesser of (a) (i) for the principal of all Advances, the applicable interest rate for such Advances plus two percent (2%) or (ii) the then-existing ABR plus two percent (2%) of all fees, interest and other amounts due hereunder and (b) the Maximum Rate.

         "DOLLAR EQUIVALENT" means for all purposes of this Agreement, the equivalent in another currency of an amount in Dollars to be determined by reference to the rate of exchange quoted by The Chase Manhattan Bank at 11:00 a.m. (New York, New York time) on the date of determination, for the spot purchase in the foreign exchange market of such amount of Dollars with such other currency.

         "DOLLARS" and "$" means lawful money of the United States of America and, in relation to any amount to be advanced or paid hereunder, funds having same day value.

         "DOMESTIC LENDING OFFICE" means, with respect to any Bank, the office of such Bank specified as its "Domestic Lending Office" opposite its name on "SCHEDULE 1" or such other office of such Bank as such Bank may from time to time specify to the Borrower and the Agent.

         "EBITDAR" means, as determined, on a rolling twelve (12) month basis and in respect of any Person the sum of (i) the Net Income of such Person, plus
(ii) the Interest Expense of such Person for such period as determined in accordance with GAAP and as such item is reported on such Person's financial statements, (iii) the income tax expense of such Person for such period, (iv) the amount reported as the depreciation of the assets of such Person for such period, computed in accordance with GAAP, and as such item is used in the computation of such Person's Net Income for such period, (v) the amount reported as the amortization of intangibles for such Person for such period, computed in accordance with GAAP, and as such item is used in the computation of such Person's Net Income for such period, and (vi) Rental Payments.

         "EFFECTIVE DATE" means the date on which the initial Borrowing is made.

         "ELIGIBLE ASSIGNEE" means (a) a commercial bank organized under the laws of the United States, or any State thereof, and having primary capital of not less than $500,000,000, and (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development and having primary capital (or its equivalent) of not less than $500,000,000 (or its Dollar Equivalent); and provided further that an assignee which would otherwise be an Eligible Assignee hereunder is not an Eligible Assignee unless either such assignee is a U.S. resident for U.S.
tax purposes or such assignee complies with SECTION 2.11(e) hereof.

         "ENVIRONMENT" or "ENVIRONMENTAL" have the meanings set forth in 42 U.S.C. Sec. 9601(8) (1988) as amended.

         "ENVIRONMENTAL CLAIM" means any third party (including governmental agencies and employees) action, lawsuit, claim, demand, regulatory action or proceeding, order, decree, consent agreement or notice of potential or actual responsibility or violation (including material claims or proceedings under the Occupational Safety and Health Acts or similar laws or requirements relating to health or safety of employees) which seeks to impose liability under any Environmental Law.

         "ENVIRONMENTAL LAW" means any Law that relates to the pollution or protection of the Environment or to Hazardous Substances.

         "ENVIRONMENTAL PERMIT" means any permit, license, order, approval or other authorization under Environmental Law.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and related rules and regulations.

         "EUROCURRENCY LIABILITIES" has the meaning assigned to that term in Regulation D of the Federal Reserve Board (or any successor), as in effect from time to time.

         "EVENTS OF DEFAULT" has the meaning specified in SECTION 7.1.

         "FACILITIES LEASE" means the Facilities Lease Agreement dated as of September 15, 1998 between the Borrower and the Lessee, as it may be amended, amended and restated, modified or supplemented from time to time in accordance with its terms and this Agreement or re-executed to comply with any state's law.

         "FACILITY" has the meaning set forth in the Facilities Lease.

         "FEDERAL FUNDS RATE" means, on any day, the weighted average (rounded upwards, if necessary, to the nearest 0.01%) equal to the rates on overnight federal funds transactions with member banks of the Federal Reserve System arranged by federal funds brokers as published by the Federal Reserve Bank of New York on the next successive Business Day; provided, however, that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be the rate for such transactions on the next preceding Business Day as published on the next successive Business Day or, (ii) if those rates are not published for any Business Day, the Federal Fund Rate shall be the average of the quotations at approximately 10:00 a.m. on such Business Day received by Agent from three federal funds brokers of recognized standing selected by Agent in its reasonable discretion.

         "FEDERAL RESERVE BOARD" means the Board of Governors of the Federal Reserve System or any of its successors.

         "FINANCIAL STATEMENTS" means the (a) balance sheet of Borrower dated as of August 1, 1998, copies of which have been delivered to the Agent and the Banks and (b) audited consolidated financial statements of the financial condition of Guarantor and its Subsidiaries dated March 31, 1998, and the related consolidated statements of operations, shareholders' equity and cash flows for the Guarantor's and its Subsidiaries' fiscal year ended on that date.

         "FOUR QUARTER PERIOD" means a period of four full consecutive fiscal quarter periods, taken together as one accounting period; provided, however, for the (a) first fiscal quarter period following the Effective Date and ending on December 31, 1998, the income statement times four (4) annualized shall be utilized; (b) second fiscal quarter period following the Effective Date and ending March 31, 1999, the six (6) months income statement times two (2) annualized shall be utilized; and (c) third fiscal quarter period following the Effective Date and ending June 30, 1999, the nine (9) months income statement divided by three (3) then multiplied times four (4) annualized shall be utilized.

         "FUNDED DEBT" means, when determined, on a rolling twelve (12) month basis, calculated using the month-end balance for each month on a consolidated basis for the Companies in accordance with GAAP: (a) indebtedness of such Person for borrowed money; (b) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, and (c) obligations of such Person as lessee under Capitalized Leases; excluding notes generated in the ordinary course of business payable within one (1) year not to exceed $1,000,000, trade payables and accrued expenses; provided however, the calculation for the period commencing with the Closing Date and ending twelve months thereafter, shall be based on the average of the month-end balance for the months elapsed since the Closing Date.

         "GAAP" means generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and Financial Accounting Standards Board that are applicable from time to time, applied on a basis consistent with those used in preparation of the audited consolidated financial statements referred to in SECTION 5.6(G) (except for changes concurred in by Guarantor's accountants).

         "GENERAL PARTNER" means Brazos Automotive Properties Management, Inc., a Delaware corporation, the general partner of the Borrower.

         "GOVERNMENTAL AUTHORITY" means any foreign governmental authority, the United States of America, any state of the United States of America and any subdivision of any of the foregoing, and any agency, department, commission, board, authority or instrumentality, bureau or court having jurisdiction over any Bank, the Borrower, the Guarantor, the Lessee, or any of their respective properties.

         "GOVERNMENTAL PROCEEDINGS" means any action or proceedings by or before any Governmental Authority, including, without limitation, the promulgation, enactment or entry of any Legal Requirement.

         "GOVERNMENTAL REQUIREMENTS" shall mean all statutes, laws, ordinances, orders, writs, injunctions, decrees, rules and regulations of any Governmental Authority applicable to the Borrower, the Property or the Facility.

         "GROUND" means the Property as set forth in the Ground Lease.

         "GROUND LEASE" means the Ground Lease Agreement dated as of September 15, 1998 between the Borrower and the Lessee, as it may be amended, amended and restated, modified or supplemented from time to time in accordance with its terms and this Agreement.

         "GUARANTOR" means Monro Muffler Brake, Inc., a New York corporation.

         "GUARANTOR CONSENT" means the Consent and Agreement dated as of September 15, 1998 among the Guarantor, the Borrower, and the Agent substantially in the form of the attached EXHIBIT "C", as it may be amended, amended and restated, modified or supplemented from time to time in accordance with its terms and this Agreement.

         "GUARANTY" means the Guaranty dated as of September 15, 1998 in the form of the attached EXHIBIT "D-1" executed by Guarantor as it may be amended, amended and restated, modified or supplemented from time to time in accordance with its terms and this Agreement.

         "HAZARDOUS SUBSTANCE" means the substances identified as such pursuant to CERCLA and those substances regulated under any other Environmental Law, including without limitation, pollutants, contaminants, petroleum, petroleum products, radionuclides, and radioactive materials.

         "HAZARDOUS WASTE" means the substances or contaminants regulated as such pursuant to any Environmental Law.

         "INITIAL ADVANCE" has the meaning set forth in the Agreement for Facilities Lease or the Agreement for Ground Lease, as applicable.

         "INTEREST EXPENSE" means, in respect of a Person, for any Four Quarter Period, all interest paid or accrued and amortization of debt discount with respect to all Debt of such Person for such period (after giving effect to the net cost associated with all interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, or other financial arrangements designed to protect such Person against fluctuations in interest rates) and after giving credit for interest income and construction period interest income.

         "INTEREST PERIOD" means, for each Advance comprising part of the same Borrowing, the period commencing on the date of such Advance or the date of the conversion of any other Type of Advance into such an Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and SECTION 2.2 and, thereafter, each subsequent interest period applicable to a continuation of such Advance commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below and SECTION 2.2. The duration of each such Interest Period shall be in the case of a LIBOR Rate Advance, one (1), two (2), three (3), or six (6) months (or such other intermediate period to which the Banks, in their sole discretion may agree), in each case as the Borrower may select, upon notice received by the Agent not later than 11:00 a.m. (New York, New York time) on in the case of a LIBOR Rate Advance, the third Business Day prior to the first day of such Interest Period selected; provided, however, that:

         (a) the Borrower may not select any Interest Period for any Advance which ends after the Maturity Date;

         (b) Interest Periods commencing on the same date for Advances comprising part of the same Borrowing shall be of the same duration;

         (c) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided that, in the case of a LIBOR Rate Advance, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;

         (d) any Interest Period for a LIBOR Rate Advance which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month in which it would have ended if there were a numerically corresponding day in such calendar month; and

         (e) if the Borrower fails to select an Interest Period in the case of a LIBOR Rate Advance, the Interest Period for such Advance shall be one (1) month.

         "LEASE DOCUMENTS" means the Facilities Lease, the Ground Lease, the Agreement for Ground Lease, the Agreement for Facilities Lease, the Facility Leasing Record (as defined in the Facilities Lease), and the Property Leasing Record (as defined in the Ground Lease), and all documents and instruments executed by and between or by and among, as the case may be, the Borrower, the Lessee and the Guarantor in connection therewith, including without limitation, the Guaranty.

         "LEASING RECORDS" means the Property Leasing Record as defined in the Ground Lease and the Facility Leasing Record as defined in the Facilities Lease.

         "LEGAL REQUIREMENT" means any law, statute, ordinance, decree, requirement, order, judgment, rule, regulation (or official interpretation of any of the foregoing available to the public) of, and the terms of any license or permit issued by, any Governmental Authority, including, but not limited to, Regulations T, U and X.

         "LESSEE" means Monro Leasing, LLC, a Delaware limited liability company.

         "LESSEE CONSENT" means the Consent and Agreement dated as of September 15, 1998 among the Lessee, the Borrower, and the Agent in the form of the attached EXHIBIT "E", as it may be amended or supplemented from time to time in accordance with its terms and this Agreement.

         "LIBOR LENDING OFFICE" means, with respect to any Bank, the office of such Bank specified as its "LIBOR Lending Office" opposite its name on SCHEDULE 1 (or, if no such office is specified, its Domestic Lending Office) or such other office of such Bank as such Bank may from time to time specify to the Borrower and the Agent.

         "LIBOR RATE" means, for any LIBOR Rate Advance, for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "LIBOR Rate" shall mean, for any LIBOR Rate Advance for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one (1) rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100th of 1%).

         "LIBOR RATE ADVANCE" means an Advance which bears interest as provided in SECTION 2.6(a).

         "LIBOR RESERVE PERCENTAGE" of any Bank for the Interest Period for any LIBOR Rate Advance means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Bank with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

         "LIEN" means any mortgage, lien, pledge, charge, deed of trust, security interest, encumbrance or other type of preferential arrangement to secure the payment of any obligation of any Person, whether arising by contract, operation of law or otherwise (including, without limitation, the interest of a vendor or lessor under any conditional sale agreement, Capitalized Lease or other title retention agreement).

         "LIENS OF RECORD" has the meaning set forth in the Facilities Lease and the Ground Lease.

         "MAJORITY BANKS" means, at any time, Banks holding at least sixty-six and two-thirds percent (66-2/3%) of the then aggregate unpaid principal amount of the Notes held by the Banks at such time, or, if no such principal amount is then outstanding, Banks having at least sixty-six and two-thirds percent (66-2/3%) of the aggregate amount of the Commitments at such time.

         "MATERIAL ADVERSE CHANGE" means (a) a material adverse change in the business, financial condition, or results of operations of (i) the Borrower since the Effective Date, (ii) the Lessee since the date of the Financial Statements (referred to in clause (b) of the definition of such term), or (iii) the Guarantor since the date of the Financial Statements (referred to in clause
(b) of the definition of such term) of the Guarantor, or (b) the occurrence and continuance of any event or circumstance which could reasonably be expected to have a material adverse effect on the Borrower's ability to perform its obligations under this Agreement, any Note or any other Credit Document to which it is a party or on the Lessee's or the Guarantor's ability to perform their respective obligations under the Corporate Credit Documents, any Credit Document to which they are a party.

         "MATURITY DATE" means the earlier of (a) September 15, 2003 or (b) the acceleration of the Obligations pursuant to ARTICLE 7.

         "MAXIMUM RATE" means the maximum nonusurious interest rate under applicable law.

         "MOODY'S" means Moody's Investors Service, Inc.

         "MORTGAGE" means (a) for any Property in which the Borrower has a fee interest, a Deed of Trust, Security Agreement, Assignment of Rents and Fixture Filing by the Borrower to the trustee named therein for the Agent's and the Banks' benefit substantially in the form of the attached EXHIBIT "F" and (b) for any Property in which the Borrower has a leasehold interest and for each other state in which a Mortgage is required pursuant to this Agreement, either a Deed of Trust, Security Agreement, Assignment of Rents, and Fixture Filing by the Borrower to the trustee named therein for the Agent's and the Banks' benefit or a Mortgage, Security Agreement, Assignment of Rents and Fixture Filing by the Borrower to the Agent in substantially the form of EXHIBIT "F", but with respect to Property located outside of the State of New York with such modifications as are required by the Agent and local counsel under applicable law to provide an Acceptable Security Interest in the Property encumbered thereby.

         "MORTGAGED PREMISES" means, collectively, all of the Property made subject to the Mortgages and shall include each Property which is subject to a Ground Lease or a Facilities Lease.

         "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in Section 4001(a) (3) of ERISA, to which the Borrower or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three (3) calendar years, has made, or been obligated to make, contributions.

         "NET INCOME" means, in respect of a Person, the net income of such Person computed in accordance with GAAP and as such item is reported from time to time on such Person's statement of income and retained earnings (or similar statement) (after deduction for payment of all taxes).

         "NON U.S. LENDER" is defined in SECTION 2.11(e).

         "NOTE" means, collectively, the promissory notes of the Borrower payable to the order of a Bank, in substantially the form of the attached EXHIBIT "G", evidencing indebtedness of the Borrower to such Bank resulting from Advances owing to such Bank.

         "NOTICE OF BORROWING" means a notice of borrowing in the form of the attached EXHIBIT "H" signed by a Responsible Officer of the General Partner of the Borrower.

         "NOTICE OF CONVERSION OR CONTINUATION" means a notice of conversion or continuation in the form of the attached EXHIBIT "I" signed by a Responsible Officer of the General Partner of the Borrower.

         "OBLIGATIONS" means all Advances and other amounts payable by the Borrower to the Agent or the Banks under any of the Credit Documents.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its principal functions under ERISA.

         "PERMITTED ENCUMBRANCES" has the meaning set forth in the Ground Lease.

         "PERSON" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof, or any trustee, receiver, custodian or similar official.

         "PLAN" means an employee benefit plan (other than a Multiemployer Plan) maintained for employees of the Borrower or any member of the Controlled Group and covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code.

         "PRIME RATE" means, for any day, the rate of interest announced publicly from time to time by Chase, after taking into account such factors as Agent shall in its sole discretion deem appropriate, as its prime rate in effect at its principal office in New York, New York automatically fluctuating upward and downward with and at the time specified in each such announcement without special notice to Borrower or any other Person. However, Agent's prime rate may
(i) be one of several interest rates, (ii) serve as a basis upon which effective rates of interest are from time to time calculated for loans referring to the prime rate, and (iii) not be Agent's lowest lending interest rate. Agent may from time to time make various loans at rates of interest having no relationship to such prime rate.

         "PROPERTY" means any property or assets (whether real, personal, or mixed, tangible or intangible) of the Borrower leased or subleased or purported to be leased or subleased to the Lessee under the Lease Documents including, but not limited to, the Ground and the Facility.

         "PRO RATA SHARE" means, with respect to any Bank, either (a) the ratio (expressed as a percentage) of such Bank's Commitment at such time to the aggregate Commitments at such time or (b) if the Commitments have been terminated, the ratio (expressed as a percentage) of such Bank's aggregate outstanding Advances at such time to the aggregate outstanding Advances of all the Banks at such time.

         "RECONCILIATION ADVANCE" has the meaning set forth in the Agreement for Facilities Lease or the Agreement for Ground Lease, as applicable.

         "REGISTER" has the meaning set forth in SECTION 9.6(c).

         "REGULATION T" means Regulation T of the Federal Reserve Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

         "REGULATION U" means Regulation U of the Federal Reserve Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

         "REGULATION X" means Regulation X of the Federal Reserve Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

         "RELEASE" shall have the meaning set forth in CERCLA or under any other Environmental Law.

         "RENTAL PAYMENTS" means, as determined, on a rolling twelve month basis ending on the last day of the accounting period covered by the consolidated financial statements of Guarantor and its Subsidiaries, and delivered pursuant to this Agreement, the dollar amount of the fixed payments which Guarantor or its Subsidiaries are required to make by the terms of any lease to its landlords during such period; (a) excluding, however (i) rentals under Capitalized Leases, and (ii) maintenance, repairs, taxes and other similar charges included in such payments and (b) less (x) rental income and (y) amortization of gains on sale-leasebacks, such amortization not to exceed $1,000,000 for purposes hereof; provided however, the calculation for the period commencing with the Closing Date and ending twelve months thereafter, shall be based on (1) the Four Quarter Period for all lease or ground lease payments which Guarantor or its Subsidiaries are required to make to Borrower as lessor under any Lease Document, and (2) the average of all lease or ground lease payments which Guarantor or its Subsidiaries are required to make in connection with properties acquired under the APA as that term is defined in the Corporate Credit Documents.

         "REPLACEMENT BANK" has the meaning set forth in SECTION 2.9(c).

         "RESIDUAL GUARANTY" means the Residual Guaranty dated as of even date herewith in the form of the attached EXHIBIT "D-2" executed by Guarantor, as it may be amended, amended and restated, modified or supplemented from time to time in accordance with its terms and this Agreement.

         "RESPONSE" shall have the meaning set forth in CERCLA or under any other Environmental Law.

         "RESPONSIBLE OFFICER" means the President, the Treasurer, any Executive Vice President, or any Senior Vice President, whose name appears on a certificate of incumbency of such Person delivered in accordance with SECTION
3.1 or on a Certificate of Compliance delivered by the Guarantor in accordance with SECTION 5.6(g) and as such certificate may be amended or supplemented from time to time.

         "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc.

         "SECURITY AGREEMENT" means the Security Agreement dated as of even date herewith by and between the Borrower and the Agent, substantially in the form of the attached EXHIBIT "J", as it may be amended or supplemented from time to time in accordance with this Agreement.

         "SECURITY DOCUMENTS" means (a) the Mortgages, (b) the Security Agreement, (c) the Assignments of Leases, (d) the Subordination Agreements, (e) each other agreement, instrument, or document executed at any time in connection with the Security Agreement, the Mortgages, the Assignments of Leases or the Subordination Agreements, and (f) each other agreement, instrument or document executed at any time to secure the Obligations, including all financing statements.

         "SUBORDINATION AGREEMENT" means a Subordination, Non-Disturbance and Attornment Agreement between the Lessee and the Agent in substantially the form of the attached EXHIBIT "K" with such modifications as are required by the Agent and local counsel under applicable state or municipal law.

         "SUBSIDIARY" of a Person means any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at such time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more Subsidiaries of such Person, or by one or more Subsidiaries of such Person.

         "SYNDICATION AGENT" means Fleet National Bank, and its successors or successors as syndication agent under this Agreement.

         "SURVEY" shall have the meaning set forth in SECTION 3.1(a)(ii)(4).

         "TAXES" shall have the meaning set forth in SECTION 2.11.

         "TERMINATION DATE" means the earlier of (a) September 30, 1998 or (b) the acceleration of the Obligations pursuant to ARTICLE 7.

         "TITLE POLICY" shall have the meaning set forth in SECTION
3.1(a)(ii)(3).

         "TRUST FUND," or "SUPERFUND" means the Hazardous Substance Response Trust Fund, established pursuant to 42 U.S.C. Sec. 9631 (1988) and the Post-Closure Liability Trust Fund, established pursuant to 42 U.S.C. Sec. 9641
(1988), which statutory provisions have been amended or repealed by the Superfund Amendments and Reauthorization Act of 1986, and the "Fund," "Trust Fund," or "Superfund" that are now maintained pursuant to Sec. 9507 of the Code.

         "TYPE" has the meaning set forth in SECTION 1.4.

         "UNIT OF PROPERTY" means the real property, buildings, site improvements and related equipment comprising a Facility and the related Ground.

         Section 1.2. COMPUTATION OF TIME PERIODS. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

         Section 1.3. ACCOUNTING TERMS. Unless otherwise stated, (a) GAAP determines all accounting and financial terms and compliance with financial covenants, and (b) all accounting principles applied in a current period must be consistent in all material respects with those applied during the preceding comparable period, unless (i) the Borrower or the Guarantor, as applicable, shall have objected in writing to determining such compliance on such basis within ten (10) days of delivery to the Agent of the financial statements relating to such period, or (ii) the Majority Banks shall so object in writing within thirty (30) days after receipt of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 8.1 of the Chase Credit Agreement shall mean the Current Financials).

         Section 1.4. TYPES OF ADVANCES. Advances are distinguished by "Type". The "Type" of an Advance refers to the determination whether such Advance is a LIBOR Rate Advance, or an ABR Advance, each of which constitutes a Type.

         Section 1.5. MISCELLANEOUS. Article, Section, Schedule and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified.

                                    ARTICLE 2

                                  THE ADVANCES

         Section 2.1. MAKING ADVANCES. Each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make Advances to the Borrower from time to time on any Business Day from the date of this Agreement until the Termination Date, in an aggregate amount not to exceed at any time the amount opposite such Bank's name and address on SCHEDULE 1 of its Commitment (or if such Bank has entered into any Assignment and Acceptance, set forth for such Bank as its Commitment in the Register maintained by the Agent pursuant to
SECTION 9.6(c)), as such amount may be reduced pursuant to SECTION 2.4 (such Bank's "COMMITMENT"). Each Borrowing shall be in an aggregate amount not less than $5,000,000 and shall consist of Advances of the same Type made on the same day by the Banks ratably according to their respective Commitments. The Borrower may not reborrow any Advances that are prepaid or repaid. Neither the conversion of all or part of one Type of an Advance to another Type of Advance, nor the continuation of any Advance shall constitute or be deemed to constitute a prepayment or a repayment of all or a portion of such Advance. The amount of each Advance with respect to any Unit of Property shall not exceed ninety-seven percent (97%) of the Acquisition Cost related to such Advance.

         Section 2.2. METHOD OF BORROWING.

         (a)      Notice.
                  -------

                  (i) Each Borrowing shall be made pursuant to a Notice of Borrowing given to the Agent not later than 12:00 noon (New York, New York time) by telecopier or telex transmission (promptly confirmed by "hard copy") on the third Business Day before (in the case of a LIBOR Rate Advance), or 11:00 a.m. (in the case of an ABR Advance) on the date of the proposed Borrowing by the Borrower. The Agent shall give to each Bank prompt notice of such proposed Borrowing.

                  (ii) Each Notice of Borrowing shall be by telecopier or telex, confirmed promptly by "hard copy" specifying the requested (A) date of such Borrowing, which shall be a Business Day, (B) Type of Advance comprising such Borrowing, (C) aggregate amount of such Borrowing, and
         (D) if such Borrowing is to be comprised of LIBOR Rate Advances, the Interest Period for each such Advance. In the case of a proposed Borrowing comprised of LIBOR Rate Advances, the Agent shall promptly notify each Bank of the applicable interest rate under SECTION 2.6(a).

                  (iii) In addition, for each Advance, the Borrower shall notify the Agent in writing as to (A) whether such Advance is to be used for an Initial Advance, an Additional Advance, or a Reconciliation Advance pursuant to the Agreement for Ground Lease or the Agreement for Facilities Lease and (B) the Property or Properties made subject to the Agreement for Ground Lease or Agreement for Facilities Lease to which such Advance is attributable and the amount of all Advances attributable to each such Property made to date including the most current Advance.

                  (iv) Each Bank shall, before 2:00 p.m. (New York, New York time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Agent at its address referred to in SECTION 9.2, or such other location as the Agent may specify by notice to the Banks, in same day funds, such Bank's Pro Rata Share of such Borrowing. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in ARTICLE 3, the Agent will make such funds available to the Borrower at the Borrower's account no. 323522092 at The Chase Manhattan Bank in New York, New York by no later than the close of business on the Borrowing Date specified in the relevant Notice of Borrowing.

         (b) CONVERSIONS AND CONTINUATIONS. In order to elect to convert or continue an Advance under this SECTION 2.2, the Borrower shall deliver an irrevocable Notice of Conversion or Continuation to the Agent at the Agent's office no later than 12:00 noon (New York, New York time) (i) at least three (3) Business Days in advance of the proposed date of a conversion to, or a continuation of, a LIBOR Rate Advance (which proposed date shall be on or about the first or last Business Day of a month), and (ii) 11:00 a.m. on the proposed date of a conversion to, or a continuation of, an ABR Advance. Each such Notice of Conversion or Continuation shall be in writing and may be sent by telex or telecopier transmission (promptly confirmed by "hard copy") specifying (i) the requested conversion or continuation date (which shall be a Business Day), (ii) the amount and Type of the Advance to be converted or continued, (iii) whether a conversion or a continuation is requested, and (iv) the requested Interest Period. The conversion of a LIBOR Rate Advance to a new Interest Period or to an Advance of another Type or the continuation of a LIBOR Rate Advance may be made only on the last day of the Interest Period for such LIBOR Rate Advance. Promptly after receipt of a Notice of Conversion or Continuation under this
SECTION 2.2(b), the Agent shall provide each Bank with a copy thereof and notify each Bank of the applicable interest rate under SECTION 2.6.

         (c) CERTAIN LIMITATIONS. Notwithstanding anything in paragraphs (a) and
(b) above:

                  (i) at no time shall there be more than four (4) Interest Periods applicable to outstanding LIBOR Rate Advances, except as provided in this Agreement;

                  (ii) if any Bank shall, at least one Business Day before the date of any requested Borrowing, notify the Agent that the introduction of, or any change in or in the interpretation of, any law or regulation after the Effective Date makes it unlawful, or that any central bank or other Governmental Authority asserts after the Effective Date that it is unlawful, for such Bank or its LIBOR Lending Office to perform its obligations under this Agreement to make LIBOR Rate Advances or to fund or maintain LIBOR Rate Advances, the right of the Borrower to select LIBOR Rate Advances for such Borrowing or for any subsequent Borrowing shall be suspended until such Bank shall notify the Agent that the circumstances causing such suspension no longer exist, and until such time each Advance comprising such Borrowing shall be an ABR Advance;

                  (iii) if the Agent is unable to determine the LIBOR Rate for LIBOR Rate Advances comprising any requested Borrowing, the Agent shall promptly notify the Borrower and the Banks and thereafter the right of the Borrower to select LIBOR Rate Advances for such Borrowing or for any subsequent Borrowing shall be suspended until the Agent shall notify the Borrower and the Banks that the circumstances causing such suspension no longer exist, and until such time each Advance comprising such Borrowing shall be an ABR Advance;

                  (iv) if the Majority Banks shall, at least one (1) Business Day before the date of any requested Borrowing, notify the Agent and the Borrower that the LIBOR Rate for LIBOR Rate Advances comprising such Borrowing will not adequately reflect the cost to such Banks of making or funding their respective LIBOR Rate Advances, as the case may be, for such Borrowing, the right of the Borrower to select LIBOR Rate Advances for such Borrowing or for any subsequent Borrowing shall be suspended until the Agent shall notify the Borrower and the Banks that the circumstances causing such suspension no longer exist, and each Advance comprising such Borrowing shall be an ABR Advance;

                  (v) if the Borrower shall fail to select the duration or continuation of any Interest Period for any LIBOR Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in SECTION 1.1 and paragraph (b) above, the Agent will forthwith so notify the Borrower and the Banks, and such Advances, (A) if they are new Advances, will be made available to the Borrower on the date of such Borrowing as LIBOR Rate Advances with a one-month Interest Period and (B) if they are existing Advances, shall convert into LIBOR Rate Advances with a one-month Interest Period; and

                  (vi) if an Event of Default has occurred and is continuing, the Borrower may not select the conversion to or the continuation of a LIBOR Rate Advance and each LIBOR Rate Advance shall convert to an ABR Advance on the last day of the Interest Period therefor.

         Before giving any notice to the Agent under CLAUSE (ii) of SECTION 2.2(c), the affected Bank shall designate a different LIBOR Lending Office if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Bank, be illegal or otherwise disadvantageous to the Bank.

         (d) NOTICES IRREVOCABLE. Each Notice of Borrowing and Notice of Conversion or Continuation shall be irrevocable and binding on the Borrower. In the case of any Borrowing which the related Notice of Borrowing specifies is to be comprised of LIBOR Rate Advances, the Borrower shall indemnify each Bank against any loss and reasonable out-of-pocket cost or expense incurred by such Bank as a result of Borrower's failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in ARTICLE 3, including, without limitation, any loss (including any loss of anticipated profits) and reasonable cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund the Advance to be made by such Bank as part of such Borrowing when such Advance, as a result of such failure, is not made on such date. A certificate as to such amounts submitted to the Borrower by such Bank shall be conclusive and binding for all purposes, absent error.

         (e) AGENT RELIANCE. Unless the Agent shall have received notice from a Bank before the date of any Borrowing that such Bank will not make available to the Agent such Bank's Pro Rata Share of such Borrowing, the Agent may assume that such Bank has made its Pro Rata Share of such Borrowing available to the Agent on the date of such Borrowing in accordance with paragraph (A) of this
SECTION 2.2 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made its Pro Rata Share of such Borrowing available to the Agent, such Bank agrees to immediately pay to the Agent on demand such corresponding amount, together with interest on such amount, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at the Federal Funds Rate for such day. If such Bank shall pay to the Agent such corresponding amount and interest as provided above, such corresponding amount so paid shall constitute such Bank's Advance as part of such Borrowing for purposes of this Agreement even though not made on the same day as the other Advances comprising such Borrowing.

         (f) BANK OBLIGATIONS SEVERAL. The failure of any Bank to make the Advance to be made by it as part of any Borrowing shall not relieve any other Bank of its obligation, if any, to make its Advance on the date of such Borrowing. No Bank shall be responsible for the failure of any other Bank to make the Advance to be made by such other Bank on the date of any Borrowing.

         (g) NOTES. The indebtedness of the Borrower to each Bank resulting from Advances owing to such Bank shall be evidenced by the Note of the Borrower payable to the order of such Bank.

         Section 2.3. FEES.

         (a) COMMITMENT FEE. Borrower shall pay to the Agent, for the account of each Bank a commitment fee equal to the Applicable Margin for the Commitment Fee times the average daily amount by which such Bank's Commitment exceeds the sum of such Bank's outstanding Advances ("COMMITMENT FEE"). The Commitment Fee under the Commitments shall accrue from the Effective Date to but excluding the Maturity Date and shall be payable quarterly in arrears on the last day of each quarter and on the Maturity Date. The Commitment Fee shall be calculated quarterly in arrears; if there is any change in the Applicable Margin during any quarter, the average daily amount shall be computed and multiplied by the Applicable Margin separately for each period that such Applicable Margin was in effect during such quarter.

         (b) TREATMENT OF FEES. The fees described in this SECTION 2.3 (i) are not compensation for the use, detention, or forbearance of money, (ii) are in addition to, and not in lieu of, interest and expenses otherwise described in this Agreement, (iii) are payable in accordance with SECTION 2.10, (iv) are non-refundable, (v) to the fullest extent permitted by law, bear interest, if not paid when due, at the Default Rate, and (vi) are calculated on the basis of actual number of days (including the first day but excluding the last day) elapsed, but computed as if each calendar year consisted of 360 days, unless such computation would result in an interest rate in excess of the Maximum Rate in which event the computation is made on the basis of a year of 365 or 366 days, as the case may be. The fees described in this SECTION 2.3 are in all events subject to the provisions of SECTION 9.12 of this Agreement.

         Section 2.4. REDUCTION OF THE COMMITMENTS.

         (a) OPTIONAL. Borrower shall have the right, upon at least three (3) Business Days' notice to Agent, to terminate in whole or reduce ratably in part the unused portion of the Commitments; provided that each partial reduction shall be in the aggregate amount of a minimum of Five Million and No/100 Dollars ($5,000,000) plus integral multiples of One Million and No/100 Dollars ($1,000,000). Any notice of reduction sent pursuant to this SECTION 2.4(a) shall be irrevocable. Any reduction or termination of the Commitments pursuant to this
SECTION 2.4 shall be permanent, with no obligation of the Banks to reinstate such Commitments, and the Commitment Fees provided for in SECTION 2.3(a) shall thereafter be computed on the basis of the Commitments as reduced.

         (b) MANDATORY. Each Bank's Commitment shall be permanently reduced by its Pro Rata Share of any prepayments of the Advances.

         Section 2.5. REPAYMENT. The Borrower shall repay the outstanding principal amount of each Advance on the Maturity Date.

         Section 2.6. INTEREST. The Borrower shall pay interest on the unpaid principal amount of each Advance made by each Bank from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

         (a) LIBOR RATE ADVANCES. If such Advance is a LIBOR Rate Advance, a rate per annum equal at all times during the Interest Period for such Advance to the LIBOR Rate for such Interest Period plus the Applicable Margin, payable in arrears on the last day of each applicable Interest Period and on the date such LIBOR Rate Advance shall be paid in full (and, if the Interest Period is longer than three (3) months, on the last day of each three (3) month period during the Interest Period); provided that any amount of principal which is not paid when due (whether at the Maturity Date, by acceleration or otherwise) shall bear interest from the date on which such amount is due until such amount is paid in full, payable on demand, at the Default Rate.

         (b) INTENTIONALLY OMITTED.

         (c) ABR ADVANCES. If such Advance is an ABR Advance, a rate per annum equal at all times during the Interest Period for such Advance to the ABR for such Interest Period plus the Applicable Margin, payable in arrears on the last day of each quarter for the immediately preceding quarter and on the date such ABR Advance shall be paid in full; provided that any amount of principal which is not paid when due (whether at the Maturity Date, by acceleration or otherwise) shall bear interest from the date on which such amount is due until such amount is paid in full, payable on demand, at the Default Rate.

         (d) ADDITIONAL INTEREST ON LIBOR RATE ADVANCES. Subject to the provisions of SECTION 9.12, the Borrower shall pay to each Bank, so long as any such Bank shall be required under regulations of the Federal Reserve Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each LIBOR Rate Advance of such Bank, from the effective date of such Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the interest rate for the Interest Period for such Advance from (ii) the rate obtained by dividing the LIBOR Rate by a percentage equal to one hundred percent (100%) minus the LIBOR Reserve Percentage of such Bank for such Interest Period, payable on each date on which interest is payable on such Advance. Such additional interest payable to any Bank shall be determined by such Bank and notice given to the Borrower through the Agent at least ten (10) days before the date such payment is due (such notice to include the calculation of such additional interest, which calculation shall be conclusive in the absence of error).

         (e) USURY RECAPTURE. In the event the rate of interest chargeable under this Agreement or the Notes at any time is greater than the Maximum Rate, the unpaid principal amount of the Notes shall bear interest at the Maximum Rate until the total amount of interest paid or accrued on the Notes equals the amount of interest which would have been paid or accrued on the Notes if the stated rates of interest set forth in this Agreement had at all times been in effect. In the event, upon payment in full of the Notes, the total amount of interest paid or accrued under the terms of this Agreement and the Notes is less than the total amount of interest which would have been paid or accrued if the rates of interest set forth in this Agreement had, at all times, been in effect, then the Borrower shall, to the extent permitted by applicable law, pay the Agent for the account of the Banks an amount equal to the difference between (i) the lesser of (A) the amount of interest which would have been charged on the Notes if the Maximum Rate had, at all times, been in effect and (B) the amount of interest which would have accrued on the Notes if the rates of interest set forth in this Agreement had at all times been in effect and (ii) the amount of interest actually paid or accrued under this Agreement on the Notes.

         Section 2.7. PREPAYMENTS.

         (a) RIGHT TO PREPAY. The Borrower shall have no right to prepay any principal amount of any Advance except as provided in this SECTION 2.7.

         (b) OPTIONAL. The Borrower may elect to prepay any one or more of the Advances, after giving by 12:00 noon (New York, New York time) (i) in the case of LIBOR Rate Advances, at least three (3) Business Days' prior written notice, (ii) in the case of ABR Advances, prior written notice by 11:00 a.m. on the date of prepayment to the Agent stating the proposed date and aggregate principal amount of such prepayment. If any such notice is given, the Borrower shall prepay Advances comprising part of the same Borrowing in whole or ratably in part in an aggregate principal amount equal to the amount specified in such notice, together with accrued interest to the date of such prepayment on the principal amount prepaid and amounts, if any, required to be paid pursuant to SECTION 2.8 as a result of such prepayment being made on such date; provided, however, that each optional partial prepayment shall be in an aggregate principal amount not less than $500,000 and shall be an integral multiple of $100,000 in excess thereof.

         (c) MANDATORY.

                  (i) On the date of the receipt of any amount from the Lessee under the Lease Documents (other than payments of Basic Rent and Additional Rent (as such terms are defined in the Ground Lease and Facilities Lease) and of reimbursement of costs payable by the Lessee to the Borrower under the Lease Documents, unless the payment of Additional Rent pertains to a transfer by Borrower of its interest in any Property), the Borrower shall repay the outstanding amount of the Advances by the amount of such payment by the Lessee;

                  (ii) On the date of receipt of any payment of insurance or condemnation proceeds required to be paid by the Borrower to the Agent for the benefit of the Banks by the Lease Documents or the Security Documents, the Borrower shall repay the outstanding amount of the Advances by the amount of such payment;

                  (iii) Each prepayment pursuant to this SECTION 2.7(c) shall be accompanied by accrued interest on the amount prepaid to the date of such prepayment and amounts, if any, required to be paid pursuant to
         SECTION 2.8 as a result of such prepayment being made on such DATE; PROVIDED, however, that Borrower shall not be required to make any prepayment required by this SECTION until the last day of the Interest Period with respect to such Advance SO LONG AS an amount equal to such prepayment is deposited by Borrower in a cash collateral account with Agent to be held in such account on terms reasonably satisfactory to Agent; and

                  (iv) On the date of each reduction of the aggregate Commitments pursuant to SECTION 2.4, Borrower agrees to make a prepayment in respect of the outstanding amount of Advances to the extent, if any, that the aggregate unpaid principal amount of all Advances exceeds the Commitments, as so reduced.

         (d) ILLEGALITY. If any Bank shall notify the Agent and the Borrower that the introduction of, or any change in or in the interpretation of, any law or regulation makes it unlawful, or that any central bank or other Governmental Authority asserts that it is unlawful for such Bank or its LIBOR Lending Office to maintain any LIBOR Rate Advances of such Bank then outstanding hereunder, (i) the Borrower shall, no later than 11:00 a.m. (New York, New York time) (A) if not prohibited by law, on the last day of the Interest Period for each outstanding LIBOR Rate Advance or (B) if required by such notice, on the second Business Day following its receipt of such notice, prepay all of the LIBOR Rate Advances of all of the Banks then outstanding, together with accrued interest on the principal amount prepaid to the date of such prepayment and amounts, if any, required to be paid pursuant to SECTION 2.8 as a result of such prepayment being made on such date, (ii) each Bank shall simultaneously make an ABR Advance to the Borrower on such date in an amount equal to the aggregate principal amount of the LIBOR Rate Advances prepaid to such Bank, and (iii) the right of the Borrower to select LIBOR Rate Advances for any subsequent Borrowing shall be suspended until the Bank which gave notice referred to above shall notify the Agent that the circumstances causing such suspension no longer exist.

         (e) RATABLE PAYMENTS; EFFECT OF NOTICE. Each payment of any Advance pursuant to this SECTION 2.7 or any other provision of this Agreement shall be made in a manner such that all Advances comprising part of the same

Borrowing are paid in whole or ratably in part. All notices given pursuant to
SECTION 2.7(b) shall be irrevocable and binding upon the Borrower.

         Section 2.8. BREAKAGE COSTS. If (a) any payment of principal of any LIBOR Rate Advance is made other than on the last day of the Interest Period for such Advance as a result of any payment pursuant to SECTION 2.7, the acceleration of the maturity of the Note pursuant to ARTICLE 7, or for any other reason, (b) the Borrower fails to prepay any amount as set forth in SECTION 2.7(c) on the date such payment was to be due, (c) the Borrower fails to make a principal or interest payment with respect to any LIBOR Rate Advance on the date such payment is due and payable, or (d) after the Borrower requests a LIBOR Rate Advance, the Borrower fails to take such LIBOR Rate Advance or any part thereof, the Borrower shall, within ten (10) days of any written demand sent by any Bank to the Borrower through the Agent, pay to the Agent for the account of such Bank any amounts required to compensate such Bank for any additional losses, out-of-pocket costs or expenses which it may reasonably incur as a result of such payment or nonpayment, including, without limitation, any loss (including loss of anticipated profits) and reasonable cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired or hedging arrangements entered into by any Bank to fund or maintain such Advance. A certificate as to such amounts submitted to the Borrower by such Bank shall be conclusive and binding for all purposes, absent error.

         Section 2.9. INCREASED COSTS.

         (a) LIBOR RATE ADVANCES. If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements included in the LIBOR Reserve Percentage or any changes relating to taxes) in, or in the interpretation of, any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Bank of agreeing to make or making, funding or maintaining LIBOR Rate Advances, then the Borrower shall from time to time, upon demand by such Bank (with a copy of such demand to the Agent), immediately pay to the Agent for the account of such Bank additional amounts sufficient to compensate such Bank for such increased cost; provided, however, that before making any such demand, each Bank agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) if such Bank in its sole discretion, does not deem it disadvantageous to designate or use reasonable efforts to assign to a different Applicable Lending Office if the making of such a designation or assignment would avoid the need for, or reduce the amount of, such increased cost and would not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate as to the amount of such increased cost submitted to the Borrower and the Agent by such Bank shall be conclusive and binding for all purposes, absent error.

         (b) CAPITAL ADEQUACY. If any Bank determines that compliance with any law or regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank and that the amount of such capital is increased by or based upon the existence of such Bank's Commitment and other commitments of this type, then, upon thirty (30) days prior written notice by such Bank (with a copy of any such demand to the Agent), the Borrower shall immediately pay to the Agent for the account of such Bank from time to time as specified by such Bank additional amounts sufficient to compensate such Bank in light of such circumstances, to the extent that such Bank reasonably determines such increase in capital to be allocable to the existence of such Bank's Commitment. A certificate as to such amounts submitted to the Borrower by such Bank shall be conclusive and binding for all purposes, absent error.

         (c) SUBSTITUTION OF BANKS. If Borrower is required to pay to a Bank any amounts pursuant to SECTION 2.9(a) and such Bank does not change the jurisdiction of its Applicable Lending Office or if the Borrower receives a notice pursuant to SECTION 2.9(b), Borrower may (i) request the relevant Bank to use reasonable efforts to obtain a replacement bank or financial institution satisfactory to the Agent to acquire and assume all or a ratable part of all of such Bank's Advances and Commitments (a "REPLACEMENT BANK"); (ii) request one or more of the other Banks to acquire and assume all or part of such Bank's Advances and Commitments, but none of the Banks shall have any obligation to do so, or (iii) designate a Replacement Bank reasonably satisfactory to the Agent. Any such designation of a Replacement Bank under CLAUSE (i) OR (iii) shall be subject to the prior written consent of the Agent, which consent shall not be unreasonably withheld or delayed.

         Section 2.10. PAYMENTS AND COMPUTATIONS.

         (a) PAYMENT PROCEDURES. The Borrower shall make each payment under this Agreement and under the Notes not later than 12:00 noon (New York, New York time) on the day when due in Dollars to the Agent at the location referred to in the Notes (or such other location in the United States of America as the Agent shall designate in writing to the Borrower) in same day funds. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal, interest or fees ratably (other than amounts payable solely to the Agent or a specific Bank pursuant to SECTIONS 2.3(a), 2.6(d), 2.8, 2.9, OR 2.11, but after taking into account payments effected pursuant to SECTION 9.4) to the Banks for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Bank to such Bank for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement.

         (b) AUTHORITY TO CHARGE ACCOUNTS. The Borrower hereby irrevocably directs and authorizes (i) the Agent to charge the Collateral Account (as defined in the Security Agreement) for all payments as they become due under this Agreement or the other Credit Documents and (ii) each Bank, if and to the extent payment owed to such Bank is not made when due, to charge from time to time against any of the Borrower's accounts with such Bank any amount so due.

         (c) COMPUTATIONS. All computations of interest and of fees shall be made by the Agent on the basis of actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable but computed as if each calendar year consisted of (i) three hundred sixty (360) days in the case of a LIBOR Rate Advance (unless such calculation would result in the interest on the Advances exceeding the Maximum Rate in which event such interest shall be calculated on the basis of a 365 or 366 day year, as the case may be) and (ii) 365 or 366 days, as the case may be, in the case of an ABR Advance. Each determination by the Agent of an interest rate shall be conclusive and binding for all purposes, absent error.

         (d) NON-BUSINESS DAY PAYMENTS. Whenever any payment shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, if such extension would cause payment of interest on or principal of LIBOR Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

         (e) AGENT RELIANCE. Unless the Agent shall have received written notice from the Borrower prior to the date on which any payment is due to the Banks that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such date an amount equal to the amount then due such Bank. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank, together with interest, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate for such day.

         (f) PAYMENT BY BORROWER. Any payment made by the Borrower pursuant to this SECTION 2.10 shall be applied to the amounts then due and owing by the Borrower to each of the Banks in the manner specified in this

Agreement. The actual receipt by the Agent of payments from the Borrower shall release the Borrower of any further obligations to the Banks with regard to each Bank's respective share of such payments regardless of the actual receipt by the Banks of their respective amounts.

         Section 2.11. TAXES.

         (a) NO DEDUCTION FOR CERTAIN TAXES. Any and all payments by the Borrower shall be made, in accordance with SECTION 2.10, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, taxes imposed on or measured by its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank or the Agent (as the case may be) is organized or has its principal place of business or any political subdivision of any such jurisdiction and, in the case of each Bank, by the jurisdiction of such Bank's Applicable Lending Office or any political subdivision of such jurisdiction (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable to any Bank or the Agent, (i) the sum payable shall be increased as may be necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this SECTION 2.11), such Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made; provided, however, that if the Borrower's obligation to deduct or withhold Taxes would not have arisen but for such Bank's or the Agent's failure to provide the forms described in paragraph (e) of this SECTION
2.11 and such Bank or the Agent could have provided such forms, no such increase shall be required; (ii) the Borrower shall make such deductions; and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

         (b) OTHER TAXES. In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Notes, or the other Credit Documents (hereinafter referred to as "OTHER TAXES").

         (c) INDEMNIFICATION. The Borrower indemnifies each Bank and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this
SECTION 2.11) paid by such Bank or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Each payment required to be made by the Borrower in respect of this indemnification shall be made to the Agent for the benefit of any party claiming such indemnification within thirty (30) days from the date the Borrower receives written demand therefor from the Agent on behalf of itself as Agent or any such Bank explaining in reasonable detail the basis for such claim of indemnification.

         (d) EVIDENCE OF TAX PAYMENTS. The Borrower will pay when due all Taxes payable in respect of any payment. Within thirty (30) days after the date of any payment of Taxes, the Borrower will furnish to the Agent, at its address referred to in SECTION 9.2, the original or a certified copy of a receipt evidencing payment of such Taxes or if receipt is not available, such other evidence of payment as may reasonably be acceptable to the Agent.

         (e) FOREIGN BANK WITHHOLDING EXEMPTION. Each Bank that is not incorporated under the laws of the United States of America or a state thereof (a "NON-U.S. LENDER") agrees that it will deliver to the Borrower and the Agent on or before the Effective Date (or, in the case of an Eligible Assignee which becomes a Bank hereunder, the date on which such Eligible Assignee becomes a Bank hereunder) (i) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", Form W-8 or successor applicable form (and, if such Non-U.S. Lender delivers copies of Form W-8, a certificate representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a ten percent (10%) shareholder of the Borrower within the meaning of
Section 871(h)(3)(b) of the Code and is not a controlled foreign corporation related to the Borrower within the meaning of Section 864(d)(4) of the Code), certifying in each case that such Bank is entitled to receive payments under this Agreement and the Notes payable to it without deduction or withholding of any United States federal income taxes, (ii) if applicable, an Internal Revenue Service Form W-8 or successor applicable form, to establish an exemption from United States backup withholding tax, and (iii) if requested by the Borrower or the Agent, any other governmental forms which are necessary, required or appropriate under an applicable tax treaty or otherwise by law to reduce or eliminate any withholding tax. Each Bank which delivers to the Borrower and the Agent a Form 1001 or 4224 and Form W-8 or W-9 pursuant to the next preceding sentence further undertakes to deliver to the Borrower and the Agent two further copies of the said letter and Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such letter or form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent letter and form previously delivered by it to the Borrower and the Agent, and such extensions or renewals thereof as may be requested by the Borrower or the Agent certifying in the case of a Form 1001 or 4224 that such Bank is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes. If any change in treaty, law or regulation has occurred after the Effective Date (or, in the case of an Eligible Assignee which becomes a Bank hereunder, the date on which such Eligible Assignee becomes a Bank hereunder) and prior to the date on which any delivery required by the preceding sentence would otherwise be required which renders all such forms inapplicable or that prevents any Bank from duly completing and delivering any such letter or form with respect to it and such Bank advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Form W-8, establishing an exemption from United States backup withholding tax, such Bank shall not be required to deliver such letter or forms.

         (f) FAILURE TO DELIVER REQUIRED FORMS. The Borrower shall not be required to indemnify or pay any additional amounts to any Non-U.S. Lender in respect of U.S. federal income tax pursuant to this SECTION 2.11 to the extent that the obligation to pay U.S. federal income tax would not have occurred but for the failure of such Non-U.S. Lender to deliver the forms or other certifications required pursuant to SECTION 2.11(e).

         Section 2.12. SHARING OF PAYMENTS ETC.. If any Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) on account of the Advances made by it in excess of its Pro Rata Share of payments on account of the Advances obtained by all the Banks, such Bank shall notify the Agent and forthwith purchase from the other Banks such participations in the Advances made by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each Bank shall be rescinded and such Bank shall repay to the purchasing Bank the purchase price to the extent of such Bank's ratable share (according to the proportion of (a) the amount of the participation sold by such Bank to the purchasing Bank as a result of such excess payment to (b) the total amount of such excess payment) of such recovery, together with an amount equal to such Bank's ratable share (according to the proportion of (i) the amount of such Bank's required repayment to the purchasing Bank to (ii) the total amount of all such required repayments to the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this
SECTION 2.12 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation.


                                    ARTICLE 3

                              CONDITIONS OF LENDING

         Section 3.1. CONDITIONS PRECEDENT TO INITIAL BORROWING. The obligation of each Bank to make its "ADVANCE" as part of the initial Borrowing is subject to the conditions precedent that:

         (a)      DOCUMENTATION.

                  (i) On the execution date of this Agreement, the Agent shall have received the following, duly executed by all the parties thereto, in form and substance reasonably satisfactory to the Agent and the Banks, and (except for the Notes) in sufficient copies for each Bank:

                           (1) this Agreement and all attached Exhibits and
                  Schedules and the Notes payable to the order of each of the Banks, respectively;

                           (2) the Guaranty and the Residual Guaranty;

                           (3) counterpart no. 1 of the Ground Lease, the
                  Facilities Lease, the Agreement for Ground Lease and the Agreement for Facilities Lease;

                           (4) the Guarantor Consent and the Lessee Consent;

                           (5) a certificate from the President of the General
                  Partner on behalf of the Borrower dated as of the Effective Date stating that (a) all representations and warranties of the Borrower set forth in this Agreement are true and correct in all material respects; (B) no Default has occurred and is continuing; and (C) the conditions in this SECTION 3.1 have been met;

                           (6) copies, certified as of the execution date of
                  this Agreement, of (A) the resolutions of the Board of Directors of the General Partner on behalf of the Borrower, the Lessee, and the Guarantor approving, in the case of the General Partner on behalf of the Borrower, this Agreement, the Notes, and the other Credit Documents to which the Borrower is a party, and, in the case of the Lessee and the Guarantor, the Credit Documents to which each such Person is a party and (B) the partnership agreement and all amendments thereto of the Borrower, the articles or certificate of incorporation and bylaws of the General Partner, the Lessee, and the Guarantor and all documents evidencing other necessary corporate or partnership action and governmental approvals, if any, with respect to this Agreement, the Notes, and the other Credit Documents to which they are a party;

                           (7) a certificate of the Secretary or an Assistant
                  Secretary of the General Partner, the Lessee, and the Guarantor certifying as of the execution date of this Agreement the names and true signatures of officers of the General Partner, the Lessee, and the Guarantor authorized to sign this Agreement, the Notes, Notices of Borrowing and the other Credit Documents to which they are a party;

                           (8) an opinion of Robert R. Veach, Jr., counsel to
                  the Borrower, dated as of the execution date of this Agreement and substantially in the form of the attached EXHIBIT "L";

                           (9) an opinion of Schulte Roth & Zabel LLP, special
                  counsel to the Lessee and the Guarantor, dated as of the execution date of this Agreement and substantially in the form of the attached EXHIBIT "M"; and

                           (10) an opinion of Gardere Wynne Sewell & Riggs,
                  L.L.P., counsel to the Agent, dated as of the execution date of this Agreement and substantially in the form of the attached EXHIBIT "N".

                  (ii) On the date of the Initial Advance under this Agreement and pursuant to the Agreement for Ground Lease, the Agent received the following, duly executed by all the parties thereto, in form and substance satisfactory to the Agent and the Banks, and in sufficient copies for each Bank:

                           (1) INITIAL ADVANCE CERTIFICATE. A certification by
                  Borrower that the proposed cost of such Property contained in such certificate is true, complete, correct, and accurately represents all expected costs of the Property, and that the Property is not encumbered by any Liens except for Permitted Encumbrances.

                           (2) WARRANTY DEED. A photocopy of the special
                  warranty deed to be executed and delivered at the closing of the acquisition of the Property, conveying indefeasible title to Borrower, subject to no Liens except for Permitted Encumbrances.

                           (3) TITLE INSURANCE POLICY. A mortgagee's title
                  policy ("TITLE POLICY") in the amount of the vendor's contract price plus the estimated amount of construction for such Property, insuring Borrowers' title to be good and indefeasible subject only to Permitted Encumbrances, shortages in area, taxes for the current year not yet due and payable and subsequent tax assessments for prior years due to a change in land usage or ownership, and containing such available endorsements and affirmative coverages as Borrower and Agent may reasonably require.

                           (4) SURVEY. A survey of the Property ("SURVEY")
                  certified to Borrower and Agent, dated within ninety (90) days prior to closing (or such shorter period as any title issuer may require), by an independent, licensed registered public land surveyor, which survey shall be made in such form sufficient for the Title Company to delete the "survey exception" from the Title Policy.

                           (5) LESSEE CERTIFICATE. A certificate executed by
                  Lessee certifying that (i) the Property is served with utility services and facilities in a manner acceptable to Lessee, and
                  (ii) the Property is not subject to any zoning requirements other than any zoning requirements which are acceptable to Lessee.

                           (6) FLOOD INSURANCE. Either (i) a policy of flood
                  insurance in an amount equal to the acquisition cost of the Property, or (ii) a certification by the surveyor or another Person reasonably acceptable to the Agent that the Property is not located in a flood plain. If the Property is presently located in or is later determined to be in a "special flood hazard area" as set out in the Flood Disaster Protection Act of 1973, as amended by the National Flood Insurance Reform Act of 1994 (the "ACT"), Borrower agrees to purchase a flood insurance policy in an amount equal to the outstanding principal balance of the Note or the maximum amount available under the Act, whichever is less, in form complying with the "insurance purchase requirements" of the Act, and provide Agent evidence of such coverage. Such policy shall provide that all proceeds will be payable to Agent as Agent's interests may appear, all amounts recoverable under such policy being hereby assigned to Agent.

                           (7) CERTIFICATES OF INSURANCE. Certificates of
                  insurance or other evidence reasonably acceptable to Borrower and Agent certifying that the insurance then carried or maintained on the Property complies with the terms of the Agreement for Ground Lease.

                           (8) APPRAISAL. An Appraisal of the Property in form
                  and substance acceptable to Agent.

                           (9) ENVIRONMENTAL ASSESSMENT. An environmental
                  assessment prepared by a third party environmental assessment firm of some of the Property and a letter from Underberg & Kessler LLP relating to the environmental condition of all of the Property, both of which must be delivered to Agent in form and substance acceptable to Agent and its counsel on the Effective Date. No report delivered pursuant to this SECTION 3.1(a)(ii)(9) shall disclose, in the reasonable judgment of Agent, a violation of Environmental Law, the existence of an Environmental Claim (as defined in the Agreement for Ground Lease) or Lien relating to an Environmental Claim against the Property, or the existence of any material Environmental (as defined in the Agreement for Ground Lease) contamination of such Property, except where such violation, claim, Lien or contamination could not reasonably be expected to cause a Material Adverse Change.

                           (10) MEMORANDUM OF LEASE; SUBORDINATION AGREEMENT.
                  The Borrower and the Lessee shall have executed in recordable form and delivered to the Agent a memorandum of lease covering the Property reciting therein that the Property is subject to the terms and conditions of the Ground Lease or Facilities Lease, as applicable, and summarizing the pertinent terms thereof and the Lessee shall have executed and delivered to the Agent a Subordination Agreement. The memorandum of lease and Subordination Agreement shall be filed after the recording of the Mortgage covering the Property.

                           (11) MORTGAGE AND ASSIGNMENT OF LEASES. The Borrower
                  shall have executed and delivered to the Agent a Mortgage granting the Agent an Acceptable Security Interest in the Property and an Assignment of Leases granting the Agent an Acceptable Security Interest in the rents and leases of the Property and the Mortgage and Assignment of Leases shall have been recorded in the appropriate records of the applicable jurisdiction.

                           (12) OTHER DOCUMENTS. All other documents or
                  certificates reasonably requested by Agent.

         (b) NO MATERIAL ADVERSE CHANGE. No event or events which, individually or in the aggregate could cause a Material Adverse Change shall have occurred.

         (c) PAYMENT OF FEES. On the date of the execution of this Agreement, the Borrower shall have paid (i) the fees required by SECTION 2.3 to be paid on such date and (ii) all costs and expenses which have been invoiced and are payable pursuant to SECTION 9.4.

         (d) NO DEFAULT. No Default shall have occurred and be continuing or would result from such Borrowing or from the application of the proceeds therefrom.

         (e) REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in ARTICLE 4 of this Agreement, Article II of the Facilities Lease,
Article II of the Ground Lease, Section 6 of the Guaranty, Section 6 of the Residual Guaranty and in each other Credit Document shall be correct in all material respects on and as of the Effective Date before and after giving effect to the initial Borrowing and to the application of the proceeds from such Borrowing, as though made on and as of such date.

         Section 3.2. CONDITIONS PRECEDENT TO EACH BORROWING. The obligation of each Bank to make an Advance on the occasion of each Borrowing shall be subject to the further conditions precedent that on the date of such Borrowing, Borrower must satisfy the following requirements and, if required by Agent, have delivered to the Agent evidence of such satisfaction:

         (a) BRINGDOWN. The following statements shall be true (and each of the giving of the applicable Notice of Borrowing and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing such statements are correct):

                  (i) the representations and warranties contained in ARTICLE 4 of this Agreement, Section 6 of the Guaranty, Section 6 of the Residual Guaranty, and in each other Credit Document are correct in all material respects on and as of the date of such Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds from such Borrowing, as though made on and as of such date; and

                  (ii) no Default has occurred and is continuing or would result from such Borrowing or from the application of the proceeds therefrom.

         (b) OTHER APPROVALS. The Agent shall have received such other approvals, opinions or documents deemed necessary by the Agent as a result of circumstances occurring after the date of this Agreement, as the Agent may reasonably request.

         (c) CERTAIN LAWS. Such Borrowing and the use of the proceeds of such Borrowing will not contravene any law or contractual restriction affecting the Guarantor or the Lessee except where same, individually or collectively, would not substantially impair the ability of Guarantor or Lessee to perform their obligations under the Credit Documents.

         (d) LEASE DOCUMENT REQUIREMENTS. (i) The Agent shall have received on or before the fifth (5th) Business Day before the date of such Borrowing duly executed copies of each document required by Article VI or Article VII of the Agreement for Facilities Lease or Article VI or VII of the Agreement for Ground Lease, as applicable, for the advance of the proceeds of such Borrowing to the Lessee pursuant to the Agreement for Facilities Lease or the Agreement for Ground Lease, as applicable, and (ii) each of the conditions precedent for the advance of the proceeds of such Borrowing to the Lessee pursuant to the Agreement for Facilities Lease or the Agreement for Ground Lease, as applicable, shall have been met in a manner reasonably satisfactory to the Agent and the Banks.

         (e) LOCAL COUNSEL OPINION; OTHER STATES. If a Borrowing is in respect of a Facility located in a location for which the Agent and the Banks have not previously received a local counsel opinion and for which the Agent or the Banks have not financed any Property, (i) the Agent and the Banks shall have received a local counsel opinion satisfactory to the Agent covering the matters in the attached EXHIBIT "O" and (ii) the Agent and such local counsel shall be satisfied in their sole discretion that the Lease Documents and Security Documents are enforceable and acceptable under such state's laws.

         (f) CERTAIN LAWS. Such Borrowing and the use of the proceeds of such Borrowing will not contravene any law or contractual restriction affecting the Guarantor or Lessee except where such contravention, individually or collectively, would not materially impair the ability of the Guarantor or Lessee to perform their respective obligations under any Credit Documents.

         (g) CAPITAL CONTRIBUTION. Evidence satisfactory to Agent that the capital contribution from the limited partner of the Borrower to the Borrower pursuant to the terms of the Borrower's Partnership Agreement for such Property has or will be funded to the appropriate entity in order to close the transaction relating to such Property.

         Section 3.3. CONDITIONS PRECEDENT FOR THE BENEFIT OF THE AGENT. All conditions precedent to the obligation of the Agent to make any Advance are imposed hereby solely for the benefit of the Agent, and no other party may require satisfaction of any such condition precedent or be entitled to assume that the Agent will refuse to make any Advance in the absence of strict compliance with such conditions precedent. All requirements of this Section with respect to conditions precedent and compliance may be waived by the Agent, in whole or in part, at any time.

                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants as follows:

         Section 4.1. PARTNERSHIP EXISTENCE; SUBSIDIARIES. The Borrower is a limited partnership duly formed and validly existing under the laws of the State of Delaware and is in good standing and qualified to do business in each jurisdiction where its ownership or lease of property or conduct of its business requires such qualification and where a failure to be qualified could reasonably be expected to cause a Material Adverse Change. The General Partner is a corporation duly organized, in good standing, and validly existing under the laws of Delaware and in good standing and qualified to do business in each jurisdiction where its ownership or lease of property or conduct of its business requires such qualification and where a failure to be qualified could reasonably be expected to cause a Material Adverse Change. The Borrower has no Subsidiaries. The General Partner is, and so long as any Obligations are outstanding under the Credit Documents, will remain, a wholly-owned Subsidiary of Brazos River Leasing L.P.

         Section 4.2. PARTNERSHIP POWER. The execution, delivery, and performance by the Borrower of this Agreement, the Note, and the other Credit Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby (a) are within the Borrower's partnership powers, (b) have been duly authorized by all necessary partnership action, (c) do not contravene (i) the Borrower's agreement of limited partnership or (ii) any law or any contractual restriction binding on or affecting the Borrower except where such contravention could not reasonably be expected to cause a Material Adverse Change, and (d) will not result in or require the creation or imposition of any Lien prohibited by this Agreement. At the time of each Borrowing, such Borrowing and the use of the proceeds of such Borrowing (w) will be within the Borrower's partnership powers, (x) will have been duly authorized by all necessary partnership action, (y) will not contravene (i) the Borrower's agreement of limited partnership or (ii) any law or any contractual restriction binding on or affecting the Borrower except where such contravention could not reasonably be expected to cause a Material Adverse Change, and (z) will not result in or require the creation or imposition of any Lien prohibited by this Agreement.

         Section 4.3. AUTHORIZATION AND APPROVALS. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by the Borrower of this Agreement, the Notes, or the other Credit Documents to which the Borrower is a party or the consummation of the transactions contemplated by this Agreement except where the failure to do so could not reasonably be expected to cause a Material Adverse Change. At the time of each Borrowing, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority will be required for such Borrowing or the use of the proceeds by the Borrower of such Borrowing except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.

         Section 4.4. ENFORCEABLE OBLIGATIONS. The Borrower has duly executed and delivered this Agreement, the Notes, and the other Credit Documents to which the Borrower is a party. Each Credit Document to which the Borrower is a party is the legal, valid, and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar law affecting creditors' rights generally.

         Section 4.5. FINANCIALS. The balance sheet at August 31, 1998 of the Borrower prepared by the Borrower correctly reflects the financial condition of the Borrower as at the date thereof.

         Section 4.6. TRUE AND COMPLETE DISCLOSURE. All factual information (excluding estimates) heretofore or contemporaneously furnished by or on behalf of the Borrower in writing to any Bank or the Agent for purposes of or in connection with this Agreement, any other Credit Document or any transaction contemplated hereby or thereby is, and all other such factual information (excluding estimates) (taken as a whole) hereafter furnished by or on behalf of the Borrower in writing to any Bank or the Agent, will be true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading in any material respect at such time. All estimates furnished by the Borrower were prepared on the basis of assumptions, data, information, tests, or conditions believed to be valid or accurate or to exist at the time such estimates were furnished.

         Section 4.7. LITIGATION. There is no pending or, to the best knowledge of the Borrower, threatened action or proceeding affecting the Borrower before any court, Governmental Authority or arbitrator, which could reasonably be expected to cause a Material Adverse Change or which purports to affect the legality, validity, binding effect or enforceability of this Agreement, any Note, or any other Credit Document.

         Section 4.8. USE OF PROCEEDS. The proceeds of Advances will be used by the Borrower solely for the purpose of making Advances for the acquisition of the Property and the construction of the Facilities in accordance with the Ground Lease and the Facilities Lease. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U). No proceeds of any Advance will be used to purchase or carry any margin stock in violation of Regulation T, U or X.

         Section 4.9. INVESTMENT COMPANY ACT. The Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         Section 4.10. PUBLIC UTILITY HOLDING COMPANY ACT. The Borrower is not a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         Section 4.11. TAXES. All federal, state, local and foreign tax returns, reports and statements required to be filed (after giving effect to any extension granted in the time for filing) by the Borrower or any member of the Controlled Group (hereafter collectively called the "TAX GROUP") have been filed with the appropriate governmental agencies in all jurisdictions in which such returns, reports and statements are required to be filed, and all taxes (which are material in amount) and other impositions due and payable have been timely paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof except where contested in good faith and by appropriate proceeding and after providing adequate reserves therefor. Neither the Borrower nor any member of the Tax Group has given, or been requested to give, a waiver of the statute of limitations relating to the payment of any federal, state, local or foreign taxes or other impositions. None of the Property owned by the Borrower or any other member of the Tax Group is Property which the Borrower or any member of the Tax Group is required to treat as being owned by any other Person pursuant to the provisions of Section 168(f)
(8) of the Code. Proper and accurate amounts have been withheld by the Borrower and all other members of the Tax Group from their employees for all periods to comply in all material respects with the income tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law. Timely payment of all material sales and use taxes required by applicable law have been made by the Borrower and all other members of the

Tax Group. Proper and accurate (in all material respects) federal, state, local and foreign returns have been filed by the Borrower and all other members of the Tax Group for all periods for which returns were due with respect to employee income tax withholding, social security and unemployment taxes, and the amounts shown thereon to be due and payable have been paid in full or adequate provision therefor is included on the books of the appropriate member of the Tax Group.

         Section 4.12. PENSION PLANS. The Borrower has never maintained or contributed to any Plan or Multi-employer Plan.

         Section 4.13. CONDITION OF PROPERTY: CASUALTIES. The Property to be used in the continuing operations of the Borrower is, and will continue to be, in good repair, working order and condition.

         Section 4.14. INSURANCE. The Borrower carries the insurance required to be carried by the Borrower under the Lease Documents and the Lessee will carry the insurance required to be carried by the Lessee under the Lease Documents.

         Section 4.15. NO BURDENSOME RESTRICTIONS; NO DEFAULTS. The Borrower is not a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction or provision of applicable law or governmental regulation which could reasonably be expected to cause a Material Adverse Change. The Borrower is not in default under or with respect to any contract, agreement, lease or other instrument to which the Borrower is a party and which could reasonably be expected to cause a Material Adverse Change. The Borrower has not received any notice of default under any material contract, agreement, lease or other instrument to which the Borrower is a party. No Default has occurred and is continuing.

         Section 4.16. ENVIRONMENTAL CONDITION.

         (a) PERMITS, ETC. The Borrower (i) has obtained or caused to be obtained all Environmental Permits necessary for the ownership and operation of the Properties and the conduct of its businesses related to the Properties unless the absence of any such Environmental Permits would not result in a Material Adverse Change; (ii) has not received notice of any material violation or alleged material violation of any Environmental Law or Environmental Permit related to the Properties; and (iii) is not subject to any actual or contingent Environmental Claim that could reasonably be expected to cause a Material Adverse Change.

         (b) CERTAIN LIABILITIES. The Property to be acquired (i) has not been placed on or proposed to be placed on the National Priorities List, the Comprehensive Environmental Response Compensation Liability Information System list, or their state or local analogs, or have been otherwise investigated, designated, listed, or identified as a potential site for removal, remediation, cleanup, closure, restoration, reclamation, or other response activity under any Environmental Laws; (ii) is not subject to a Lien, arising under or in connection with any Environmental Laws, that attaches to any revenues or to any Properties owned or operated by the Borrower wherever located; or (iii) has not been the site of any Release of Hazardous Substances or Hazardous Wastes from present or past operations which has caused at the site or at any third-party site any condition, that in each case, has resulted in or could reasonably be expected to result in the need for Response that would cause a Material Adverse Change.

         (c) CERTAIN ACTIONS. Without limiting the foregoing, (i) all necessary notices have been properly filed, and no further action is appropriate or required under current Environmental Law as to each Response or other restoration or remedial project undertaken by the Borrower on any of its presently or formerly owned or operated Properties if a failure to file or to take further action could be expected to result in a Material Adverse Change and
(ii) the present and future liability, if any, of the Borrower which could reasonably be expected to arise in connection with requirements under Environmental Laws will not result in a Material Adverse Change.

         Section 4.17. PERMITS, LICENSES, ETC. The Borrower possesses all permits, licenses, patents, patent rights or licenses, trademarks, trademark rights, trade names rights and copyrights which are material to the conduct of its business. The Borrower manages and operates its business in accordance with all applicable Legal Requirements and good industry practices, the failure to comply with which could reasonably be expected to result in a Material Adverse Change.

         Section 4.18. PRINCIPAL PLACE OF BUSINESS. The chief executive office and principal place of business of the Borrower is in Dallas County, Texas, and presently is located at 2911 Turtle Creek Blvd., Suite 1240, Dallas, Texas 75219.

         Section 4.19. GOVERNMENT REQUIREMENTS. The Borrower has examined, or has caused to be examined, and is in compliance with all laws relating to each of the Properties, the failure to comply with which could reasonably be expected to cause a Material Adverse Change. The Borrower has obtained, or has caused to be obtained, and is complying with the conditions of, all licenses, exemptions, approvals and other authorizations of Governmental Authority required in connection with each of the Properties the failure to obtain or comply with which could reasonably be expected to cause a Material Adverse Change, including each of the following as applicable:

         (a) zoning, land use and planning requirements, including requirements arising from, or relating to the adoption or amendment of, any applicable general plans;

         (b) subdivision and parcel map requirements;

         (c) requirements in connection with use, occupancy and building permits; and

         (d) requirements of public utilities.

         Section 4.20. YEAR 2000. Any reprogramming required to permit the proper functioning, in and following the year 2000, of (a) the Borrower's computer systems and (b) equipment containing embedded microchips (including systems and equipment supplied by others or with which Borrower's systems interface) and the testing of all such systems and equipment, as so reprogrammed, will be completed by January 1, 1999. The cost to the Borrower of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Borrower (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in a Default or a Material Adverse Change.

                                    ARTICLE 5

                              AFFIRMATIVE COVENANTS

         So long as any Note or any amount under any Credit Document shall remain unpaid or any Bank shall have any Commitment hereunder, the Borrower agrees, unless the Majority Banks shall otherwise consent in writing, to comply with the following covenants.

         Section 5.1. COMPLIANCE WITH LAWS, ETC.. The Borrower will comply with all Legal Requirements if the failure to so comply could reasonably be expected to cause a Material Adverse Change. Without limiting the generality and coverage of the foregoing, the Borrower shall comply with all Environmental Laws, and all laws, regulations, or directives with respect to equal employment opportunity and employee safety in all jurisdictions in which the Borrower does business, the failure to so comply with which could reasonably be expected to cause a Material Adverse Change; provided, however, that this SECTION 5.1 shall not prevent the Borrower from, in good faith and with reasonable diligence, contesting the validity or application of any such laws or regulations by appropriate legal proceedings.


         Section 5.2. MAINTENANCE OF INSURANCE.

         (a) The Borrower shall procure and maintain, or shall cause the Lessee to procure and maintain, continuously in effect the policies of insurance required to be carried by the Borrower and the Lessee under the Lease Documents. In addition, all policies of insurance shall either have attached thereto an agent's loss payable endorsement for the benefit of the Agent on behalf of the Banks as loss payee, in form satisfactory to the Agent or shall name the Agent as an additional insured, as applicable. The Borrower shall furnish the Agent with a certified copy of an original or a certificate of insurance of all policies of insurance required. All policies or certificates, as the case may be, of insurance shall set forth the coverage, the limits of liability, the name of the carrier, the policy number and the period of coverage. At least thirty
(30) days prior to the expiration of each required policy, the Borrower shall deliver to the Agent evidence of the renewal or replacement of such policy, continuing such insurance in the form as required by this Agreement.

         (b) In the event that, notwithstanding the "agent's loss payable endorsements" requirement of SECTION 5.2(a), the proceeds of any insurance policy described therein are paid to the Borrower, the Borrower shall deliver such proceeds to the Agent immediately upon receipt as required by the Lease Documents.

         (c) Any proceeds collected under any fire or other physical damage insurance policy required hereunder shall be disbursed to the Borrower or the Agent as required by the Lease Documents.

         Section 5.3. PRESERVATION OF PARTNERSHIP EXISTENCE. The Borrower will preserve and maintain its partnership existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified as a foreign partnership in each jurisdiction in which qualification is necessary or desirable in view of its business and operations or the ownership of its properties and where failure to qualify could reasonably be expected to cause a Material Adverse Change.

         Section 5.4. PAYMENT OF TAXES, ETC.. The Borrower will pay and discharge, or cause Lessee to pay or discharge, before the same shall become delinquent, (a) all taxes, assessments and governmental charges or levies imposed upon Borrower or upon its income or profits or Properties that are material in amount, prior to the date on which penalties attach thereto and (b) all lawful claims that are material in amount which, if unpaid, might by law become a Lien upon any Properties; provided, however, that the Borrower shall not be required to pay or discharge any such tax, assessment, charge, levy, or claim which is being contested in good faith and by appropriate proceedings, and with respect to which reserves in conformity with GAAP have been provided.

         Section 5.5. VISITATION RIGHTS. At any reasonable time and from time to time during regular business hours, upon reasonable notice, the Borrower will
(a) permit the Agent and any Bank or any of its agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit and inspect at its reasonable discretion and upon reasonable notice to Lessee the Properties of, the Borrower to discuss the affairs, finances and accounts of the Borrower with any of its respective General Partner, officers, or directors and (b) furnish the Agent or any of the Banks, or any agents or representatives thereof, a report prepared by a qualified independent consultant, at the expense of the Borrower, concerning the condition and status of a Property in respect to requirements of Environmental Laws, if the Majority Banks have requested such a report and have demonstrable evidence that the Property may be adversely affected by a Hazardous Substance, a Hazardous Waste, or an Environmental Claim not adequately addressed in any environmental assessments previously delivered to the Banks and the Agent in connection with the Property.

         Section 5.6. REPORTING REQUIREMENTS. The Borrower will furnish or cause to be furnished to the Agent and each Bank:

         (a) DEFAULTS. As soon as possible and in any event within five (5) days after the occurrence of each Default known to the Borrower which is continuing on the date of such statement, a statement of an authorized officer of the Borrower setting forth the details of such Default and the actions which the Borrower has taken and proposes to take with respect thereto;

         (b) QUARTERLY FINANCIALS. As soon as available and in any event not later than forty-five (45) days after the end of each of the first three quarters of each fiscal year of the Borrower, the balance sheet of Borrower as of the end of such quarter in reasonable detail and duly certified with respect to such statements (subject to year-end audit adjustments) by an authorized financial officer of the Borrower as having been prepared in accordance with GAAP;

         (c) ANNUAL FINANCIALS. As soon as available and in any event not later than ninety (90) days after the end of each fiscal year of the Borrower, a copy of the annual report for such year for the Borrower, including therein a balance sheet as of the end of such fiscal year which, upon request by the Agent, shall be certified by independent certified public accountants of recognized standing acceptable to the Agent and including any management letters delivered by such accountants to the Borrower in connection with such audit together with a certificate of such accounting firm to the Banks stating that, in the course of the regular audit of the business of the Borrower, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default has occurred and is continuing, a statement as to the nature thereof;

         (d) ENVIRONMENTAL NOTICES. Promptly upon the receipt thereof by the Borrower, a copy of any form of notice, summons or citation received from any agency responsible for enforcement of Environmental Law, or any other United States, state, local, or foreign governmental agency or instrumentality, concerning (i) violations or alleged violations of Environmental Laws, which seeks to impose liability therefor, (ii) any action or omission on the part of the Borrower in connection with Hazardous Waste or Hazardous Substances which could reasonably result in the imposition of liability therefor, including without limitation any notice of potential responsibility under CERCLA, or (iii) the filing of a Lien for an Environmental Claim upon, against or in connection with the Borrower or any Property;

         (e) MATERIAL CHANGES. Prompt written notice of any condition or event of which the Borrower has knowledge, which condition or event has resulted or may reasonably be expected to result in (i) a Material Adverse Change or (ii) a breach of or noncompliance with any material term, condition, or covenant of any material contract to which the Borrower is a party or by which the Properties may be bound;

         (f) DISPUTES, ETC.. Prompt written notice of any claims, proceedings, or disputes pending, or to the knowledge of the Borrower threatened or affecting the Borrower or the Properties which, if adversely determined, could reasonably be expected to cause a Material Adverse Change;

         (g) GUARANTOR'S INFORMATION AND COMPLIANCE CERTIFICATE. (i) At the execution date of this Agreement Borrower shall cause the Guarantor to provide to the Borrower, and the Borrower shall thereupon promptly provide to the Agent, a certificate as to the current pricing level, and at the same time financial reports are provided by the Guarantor to the Borrower in accordance with the Lease Documents, Borrower shall cause the Guarantor to provide to the Borrower, and the Borrower shall thereupon promptly provide to the Agent, a Compliance Certificate in the form of the attached EXHIBIT "P", and after any change in the pricing level, Borrower shall cause the Guarantor to provide to the Borrower, and the Borrower shall thereupon promptly provide to the Agent, a certificate showing the new pricing level of the Guarantor and the effective date thereof; and (ii) the Borrower shall cause the Guarantor to maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with GAAP and to deliver to the Borrower, with sufficient copies for each Bank:

                  (1) As soon as available, but no later than one hundred (100) days after the close of each fiscal year, for the Guarantor and its Subsidiaries (A) a copy of the audited consolidated statement of financial position as at the end of such fiscal year and the related consolidated statement of operations, statement of cash flows, and statement of stockholders' equity for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of independent nationally recognized certified public accountants (the "INDEPENDENT AUDITOR"), which report shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years; such opinion shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Guarantor's or any Subsidiary's records; and (B) a consolidated statement of financial position and consolidated statement of operations for the Guarantor and its Subsidiaries;

                  (2) As soon as available, but no later than fifty (50) days after the close of each of the first three (3) quarterly periods of each fiscal year, for the Guarantor and its Subsidiaries for the quarterly period then ended (A) an unaudited consolidated statement of financial position and related consolidated statement of operations, statement of cash flow and statement of stockholders equity, and (B) an unaudited consolidated statement of financial position and related consolidated statement of operations for the Guarantor and its Subsidiaries, all such statements to be certified by a Responsible Officer of the Guarantor as fairly presenting, in accordance with GAAP (subject to year-end audit adjustments), the financial position and the results of operations of the Guarantor and its Subsidiaries; and

                  (3) As soon as possible after the delivery thereof to the Guarantor, a copy of any annual management letter prepared by the Independent Auditor in connection with the annual audit of the Guarantor and its Subsidiaries.

         (h) OTHER INFORMATION. Such other information respecting the business or Properties, or the condition or operations, financial or otherwise, of the Borrower as any Bank through the Agent may from time to time reasonably request.

         Section 5.7. MAINTENANCE OF PROPERTY. The Borrower shall maintain, or cause Lessee to maintain, (a) its Property in the manner required by the Lease Documents, and (b) an environmental compliance program to identify, rectify or remediate any environmental problems identified thereby.

         Section 5.8. PERFORMANCE OF LEASE DOCUMENTS. The Borrower:

         (a) (i) shall perform and observe all of its covenants and agreements contained in any of the Lease Documents, (ii) shall enforce each covenant or obligation of the Lease Documents in accordance with their terms (unless the failure to enforce any such covenant or obligation would not reasonably be expected to cause a Material Adverse Change), (iii) if any obligor under any Lease Document (other than the Borrower) asserts in writing its belief that any material provision of such Lease Document is not valid or binding upon such obligor, promptly notify the Agent and the Banks thereof and permit the Agent and the Banks to participate in any proceeding relating thereto, and (iv) shall take all such action to that end as from time to time may be reasonably requested by the Agent. The Borrower shall not take any action which could result in any rescission, amendment, termination, modification or suspension of any Lease Document without the prior written consent of the Agent;

         (b) shall provide the Agent and the Banks with prior written notice of each proposed amendment, supplement, modification or waiver in respect of each Lease Document and, promptly upon receipt thereof, duplicates or copies of all notices, requests and other instruments received by the Borrower under or pursuant to the Lease Documents; and

         (c) to the extent it has a claim for excess wear and tear under Section 11.4(a)(iii) of the Facilities Lease, shall enforce such claim against the Lessee.

         Section 5.9. PROTECTION OF LIENS. The Borrower shall (a) maintain the Lien of the Mortgage and the Security Agreement as a first priority Lien subject only to Permitted Encumbrances on the Collateral and take all actions, and execute and deliver to the Banks and the Agent all documents reasonably required by the Banks from time to time in connection therewith and (b) take all actions, and execute and deliver to the Banks all documents, reasonably required by the Banks from time to time in connection therewith, including supplemental security agreements, form UCC-1 financing statements and other documents extending or perfecting the Banks' security interest in the personal property covered thereby as it exists from time to time.

         Section 5.10. [INTENTIONALLY OMITTED].

         Section 5.11. RELIEF FROM AUTOMATIC STAY. The Borrower hereby agrees, to the extent permitted by applicable law, that the Borrower will not oppose or object to, and hereby irrevocably and expressly consents to, a grant to the Banks of relief from any automatic stay imposed by Section 362 of the Bankruptcy Code, or otherwise, on or against the exercise of the rights and remedies otherwise available to Banks as provided in the Loan Documents, and as otherwise provided by law, in the event the Borrower or any general partner of the Borrower shall (a) file with any bankruptcy court of competent jurisdiction or be the subject of any petition under the Bankruptcy Code, (b) be the subject of any order for relief issued under the Bankruptcy Code, and (c) become the subject of any Debtor Relief Law. In the event that (a) any Lease Document is rejected by a trustee or debtor-in-possession in any bankruptcy or insolvency proceeding involving the Lessee or (b) any Lease Document is terminated as a result of any bankruptcy or insolvency proceeding involving the Lessee and, if within sixty (60) days after such rejection or termination, the Agent or its designee shall so request and certify in writing to the Borrower to accept and ratify the Lease Documents, the Borrower or the General Partner of the Borrower will, unless prohibited by bankruptcy law, execute and deliver to the Agent or such designee a new Lease Document which shall be for the balance of the remaining term under such original Lease Document before giving effect to such rejection or termination and shall contain the same conditions, agreements, terms, provisions and limitations as such original Lease Document (except for any requirements which have been fulfilled by the Lessee and the Borrower prior to such rejection or termination). References in this Agreement to such "LEASE DOCUMENT" shall be deemed also to refer to such new Lease Document.

                                    ARTICLE 6

                               NEGATIVE COVENANTS

         So long as any Note or any amount under any Credit Document shall remain unpaid or any Bank shall have any Commitment, the Borrower agrees, unless the Majority Banks and, if specifically indicated, the Agent otherwise consent in writing, to comply with the following covenants.

         Section 6.1. LIENS, ETC.. The Borrower will not create, assume, incur or suffer to exist any Lien on or in respect of the Collateral, including the Property, whether now owned or hereafter acquired, or assign any right to receive income, except that the Borrower may create, incur, assume or suffer to exist:

         (a) Liens securing the Obligations, and;

         (b) Permitted Encumbrances; provided that each Permitted Encumbrance that is a Lien of Record or a mechanics and materialmen's Lien is junior to the Lien of a Mortgage.

         Section 6.2. DEBTS, GUARANTIES AND OTHER OBLIGATIONS. The Borrower will not create, assume, suffer to exist or in any manner become or be liable, in respect of any Debt except (a) Debt of the Borrower under the Credit Documents; and (b) Debt, not to exceed $5,000 in aggregate principal amount outstanding at any time.

         Section 6.3. MERGER OR CONSOLIDATION; ASSET SALES. The Borrower will not (a) merge or consolidate with or into any other Person or (b) sell, lease, transfer, or otherwise dispose of any of its Property, except for sales of assets pursuant to the Lease Documents; provided in the case of (b), that the Borrower prepays the Advances with net cash proceeds of any such disposition of the Property pursuant to the terms of the Ground Lease and the Facilities Lease on the date of the receipt of such proceeds.

         Section 6.4. INVESTMENTS. The Borrower will not make or permit to exist any loans, advances or capital contributions to, or make any investment in, or purchase or commit to purchase any stock or other securities or evidences of indebtedness of or interests in any Person, except (a) the advances contemplated by the Lease Documents; and (b) investments of the Borrower's paid in capital in or to the Property.

         Section 6.5. AFFILIATE TRANSACTIONS. Except as expressly permitted elsewhere in this Agreement or in connection with this transaction, the Borrower will not make, directly or indirectly: (a) any investment in any Affiliate; (b) any transfer, sale, lease, assignment or other disposal of any assets to any Affiliate or any purchase or acquisition of assets from an Affiliate; or (c) any arrangement or other transaction directly or indirectly with or for the benefit of an Affiliate (including without limitation, guaranties and assumptions of obligations of an Affiliate); provided that the Borrower may (i) enter into any arrangement or other transaction with an Affiliate providing for the leasing of property, the rendering or receipt of services or the purchase or sale of property in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to the Borrower as the monetary or business consideration which it would obtain in a comparable arm's length transaction with a Person not an Affiliate and (ii) enter into the Lease Documents and the transactions contemplated thereby.

         Section 6.6. [INTENTIONALLY OMITTED].

         Section 6.7. COMPLIANCE WITH ERISA. The Borrower will not maintain or contribute to any Plan or Multiemployer Plan.

         Section 6.8. [INTENTIONALLY OMITTED].

         Section 6.9. LEASE DOCUMENTS.

         (a) The Borrower shall not, without the prior written consent of the Agent and the Banks:

                  (i) cancel, amend, supplement, modify or terminate any Lease Document (except as provided in such Lease Documents) or the Guaranty or release the Guarantor or the Lessee;

                  (ii) sell, assign, transfer or encumber (other than pursuant to the Security Documents), or otherwise dispose of (by operation of law or otherwise) any part of its interest in the Lease Documents or the Guaranty;

                  (iii) waive any default under or breach of any Lease Document or the Guaranty or waive, fail to enforce, forgive or release any right, interest or entitlement, howsoever arising, under or in respect of any Lease Document or the Guaranty or vary or agree to the variation in any way of any provision of any Lease Document or the Guaranty or of the performance of any obligation by any other Person under any Lease Document or the Guaranty, including without limitation, any default or breach under Section 5.1 of the Agreement for Facilities Lease;

                  (iv) petition, request or take any other legal or administrative action that seeks, or may reasonably be expected, to rescind, terminate or suspend any Lease Document or the Guaranty or amend, supplement, or modify all or any part thereof;

                  (v) (1) exercise any rights under Section 13.2 or 13.4 of the Ground Lease and the Facilities Lease or Section 8.2 of the Agreement for Facilities Lease or the Agreement for Ground Lease, (2) waive any condition precedent under the Ground Lease, the Facilities Lease, the Agreement for Ground Lease or the Agreement for Facilities Lease, (3) give any consent under Section 11.8 of the Agreement for Facilities Lease or the Agreement for Ground Lease, under Section 11.2 or 19.14 of the Facilities Lease, or under Section 11.2 or 18.14 of the Ground Lease, or (4) take any action under Sections 11.3, 11.5 or 19.13 of the Facilities Lease or Section 18.13 of the Ground Lease.

         Section 6.10. LINES OF BUSINESS. The Borrower shall not engage in any business other than (a) the business contemplated by the Lease Documents, (b) the management and investment of any investments permitted hereby, or (c) any business related to the management of real property.

                                    ARTICLE 7

                                    REMEDIES

         Section 7.1. EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an "EVENT OF DEFAULT" under this Agreement:

         (a) PAYMENT. The Borrower shall fail to pay any part of the Obligation within five (5) Business Days after it becomes due and payable under the Credit Documents;

         (b) REPRESENTATION AND WARRANTIES. Any representation or warranty made or deemed to be made (i) by the Borrower (or its General Partner) in this Agreement or in any other Credit Document or (ii) by the Lessee or the Guarantor in any Credit Document shall prove to have been incorrect in any material respect when made or deemed to be made;

         (c) COVENANT BREACHES. (i) The Borrower shall fail to perform or observe (A) any covenant contained in SECTION 5.3, 6.1, 6.3, 6.7, 6.9, OR 6.10 ,
(B) any covenant contained in SECTIONS 5.2 or 6.2 if such failure should remain unremedied for fifteen (15) days after the earlier of written notice of such default shall have been given to the Borrower by the Agent or any Bank or the Borrower's actual knowledge of such default, or (C) any other term or covenant set forth in this Agreement or in any other Credit Document which is not covered by clauses (i) (A) and (B) above or any other provision of this SECTION 7.1 if such failure shall remain unremedied for thirty (30) days after the earlier of written notice of such default shall have been given to the Borrower by the Agent or any Bank or the Borrower's actual knowledge of such default; (ii) the Guarantor shall fail to perform or observe any covenant contained in the Residual Guaranty or the Guarantor Consent after any applicable grace period; or
(iii) the Lessee shall fail to perform or observe any covenant contained in any of the Lease Documents or the Lessee Consent after any applicable grace period;

         (d)      CROSS-DEFAULTS.

                  (i) The Borrower shall fail to pay any principal of or premium or interest on its Debt which is outstanding in a principal amount of at least $50,000 individually or when aggregated with all such Debt of the Borrower so in default (but excluding Debt evidenced by the Notes) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt;

                  (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to Debt (but excluding Debt evidenced by the Notes) of the Borrower which is outstanding in a principal amount of at least $50,000 individually or when aggregated with all such Debt of the Borrower so in default, and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt;

                  (iii) an Event of Default (as defined in any of the Lease Documents, Credit Documents or Security Documents) or a Default (as defined in the Residual Guaranty) shall occur and be continuing; or

                  (iv) any event shall occur which causes a limited partner of the Borrower to be deemed a general partner of the Borrower.

         (e) INSOLVENCY. (i) The Borrower, the Lessee, or the Guarantor, shall generally not pay or be unable to pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; (ii) any proceeding shall be instituted by or against the Borrower, the Lessee, or the Guarantor, seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against the Borrower, the Lessee, or the Guarantor, either such proceeding shall remain undismissed for a period of sixty (60) days or any of the actions sought in such proceeding shall occur; or (iii) the Borrower, the Lessee, or the Guarantor, shall take any corporate action to authorize any of the actions set forth above in this SECTION 7.1(e);

         (f) JUDGMENTS. Any judgment or order for the payment of money in excess of $50,000 shall be rendered against the Borrower and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of ten (10) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

         (g) GUARANTY OR RESIDUAL GUARANTY. Any provision of the Guaranty or Residual Guaranty shall for any reason cease to be in full force and effect and a valid and binding obligation of the Guarantor or the Guarantor shall repudiate in writing its liability thereunder;

         (h) SECURITY DOCUMENTS. (i) Any Security Document shall for any reason, except to the extent permitted by the terms thereof or caused by the Agent's failure to file any UCC-3 continuation statement or other filing required to continue the perfection of such Liens, cease to create a valid and perfected first priority Lien, other than Permitted Encumbrances, in any of the Collateral purported to be covered thereby or (ii) an Event of Default (as defined in any Mortgage) shall occur;

         (i) LEASE DOCUMENTS. Except in connection with the sale of any Property pursuant to SECTION 6.3(b), any Lease Document shall be terminated or shall cease to be in full force and effect;

         (j) [INTENTIONALLY OMITTED]

         (k) CHANGE OF CONTROL. The shareholder of the General Partner on the date of this Agreement shall cease to own a Control Percentage of the General Partner's shares of common stock; or

         (l) CORPORATE CREDIT DOCUMENTS. An Event of Default occurs under the Corporate Credit Documents.

         Section 7.2. OPTIONAL ACCELERATION OF MATURITY. If any Event of Default (other than an Event of Default pursuant to SECTION 7.1(e)) shall have occurred and be continuing, then, and in any such event,

         (a) the Agent (i) shall at the request of, or may with the consent of, the Majority Banks by notice to the Borrower, declare the obligation of each Bank to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Majority Banks, by notice to the Borrower, declare the Notes, all interest on the Notes, and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest, and all such amounts shall become and be forthwith due and payable in full, without presentment, demand, protest or further notice of any kind (including, without limitation, any notice of intent to accelerate or notice of acceleration), all of which are hereby expressly waived by the Borrower, and;

         (b) the Agent shall at the request of, or may with the consent of, the Majority Banks proceed to enforce its rights under the Security Documents for the ratable benefit of the Banks by appropriate proceedings.

         Section 7.3. AUTOMATIC ACCELERATION OF MATURITY. If any Event of Default pursuant to SECTION 7.1(e) shall occur,

         (a) the obligation of each Bank to make Advances shall immediately and automatically be terminated and the Notes, all interest on the Notes, and all other amounts payable under this Agreement shall immediately and automatically become and be due and payable in full, without presentment, demand, protest or any notice of any kind (including, without limitation, any notice of intent to accelerate or notice of acceleration), all of which are hereby expressly waived by the Borrower, and;

         (b) the Agent shall at the request of, or may with the consent of, the Majority Banks proceed to enforce its rights under the Security Documents for the ratable benefit of the Banks by appropriate proceedings.

         Section 7.4. NON-EXCLUSIVITY OF REMEDIES. No remedy conferred upon the Agent is intended to be exclusive of any other remedy, and each remedy shall be cumulative of all other remedies existing by contract, at law, in equity, by statute or otherwise.

         Section 7.5. RIGHT OF SET-OFF.Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent, if any, specified by SECTION 7.2 to authorize the Agent upon the consent of the Majority Banks to declare the Notes and any other amount payable hereunder due and payable pursuant to the provisions of SECTION 7.2 or the automatic acceleration of the Notes and all amounts payable under this Agreement pursuant to SECTION 7.3, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement, the Note held by such Bank and the other Credit Documents, irrespective of whether or not such Bank shall have made any demand under this Agreement, such Note, or such other Credit Documents, and although such obligations may be unmatured. Each Bank agrees to promptly notify the Borrower after any such set-off and application made by such Bank; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this SECTION 7.5 are in addition to any other rights and remedies (including, without limitation, other rights of set-off) which such Bank may have.

         Section 7.6. MANAGEMENT OF COLLATERAL. After the acquisition of any of the Collateral by the Agent upon foreclosure, sale pursuant to power of sale, or deed in lieu of foreclosure, any decisions materially affecting the operations or value of such Collateral or the sale thereof shall be made by the Agent and the Majority Banks.

                                    ARTICLE 8

                                    THE AGENT


         Section 8.1. AUTHORIZATION AND ACTION. Each Bank hereby appoints and authorizes the Agent to take such action as Agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof and of the other Credit Documents, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement or any other Credit Document (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks and such instructions shall be binding upon all Banks and the holders of Notes; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement, any other Credit Document, or applicable law.

         Section 8.2. AGENT'S RELIANCE, ETC.. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Credit Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the
Agent: (a) may treat the payee of any Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent; (b) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations made in or in connection with this Agreement or the other Credit Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Credit Document on the part of the Borrower, the Lessee, or the Guarantor to inspect the property (including the books and records) of the Borrower; (e) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Credit Document; and (f) shall incur no liability under or in respect of this Agreement or any other Credit Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) reasonably believed by it to be genuine and signed or sent by the proper party or parties.

         Section 8.3. THE AGENT AND ITS AFFILIATES. With respect to its Commitment, the Advances made by it and the Note issued to it, the Agent shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent. The term "BANK" or "BANKS" shall, unless otherwise expressly indicated, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower or any of its Affiliates, and any Person who may do business with or own securities of the Borrower or any such Affiliate, all as if the Agent were not an Agent hereunder and without any duty to account therefor to the Banks.

         Section 8.4. BANK CREDIT DECISION. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank and based on the Financial Statements and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

         Section 8.5. INDEMNIFICATION. Each of the Banks severally agrees to indemnify based on its pro rata share of the Commitments the Agent from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent under this Agreement or any other Credit Document; provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank agrees to reimburse the Agent promptly upon demand for its out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Credit Document, to the extent that the Agent is not reimbursed for such expenses by the Borrower.

         Section 8.6. SUCCESSOR AGENT. The Agent may resign at any time by giving written notice thereof to the Banks and the Borrower and may be removed at any time with or without cause by the Majority Banks upon receipt of written notice from the Majority Banks to such effect. Upon any such resignation or removal, the Majority Banks with the consent of the Borrower, which consent shall not be unreasonably withheld or delayed, shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Banks within thirty (30) days after the retiring Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks and the Borrower, appoint a successor Agent which shall be an Eligible Assignee, except for the requirement in the definition of Eligible Assignee of the Agent's consent. Upon the acceptance of any appointment as Agent by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Credit Documents. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this ARTICLE 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Credit Documents. The Borrower shall be entitled to rely upon the authority of the Agent unless notified otherwise by the Agent or the Majority Banks.

                                    ARTICLE 9

                                  MISCELLANEOUS

         Section 9.1. AMENDMENTS, ETC.. No amendment or waiver of any provision of this Agreement, the Notes, or any other Credit Document, nor consent to any departure by the Borrower, the Lessee, or the Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower, the Agent, and the Majority Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall be effective, unless in writing and signed (a) by each Bank directly affected thereby to, (i) increase the Commitments of the Banks or any Bank, (ii) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder or under any other Credit Document, (iii) postpone any date fixed for any payment of principal of, or interest on, the Note or any fees or other amounts payable hereunder, (iv) extend the Termination Date, (v) waive or amend or consent to any variance in the performance of any provision specifically requiring the Majority Banks' and the Agent's consent in this Agreement, any Lease Document, the Residual Guaranty, the Guaranty, the Lessee Consent, or the Guarantor Consent or of any other provision in the Loan Documents, or (vi) amend
SECTION 7.6; (b) by all the Banks to (i) change the number of Banks which shall be required for the Banks or any of them to take any action hereunder or under any other Credit Document, (ii) amend SECTION 2.12 or this SECTION 9.1, (iii) release the Guarantor from its obligations under the Guaranty, the Residual Guaranty or the Guarantor's Consent; (iv) release any Collateral; (v) amend the definition of "Majority Banks"; or (vi) release the Lessee under any Lease Document or the Lessee Consent (except in accordance with the terms of the Lease Documents); and (c) by the Agent in addition to the Banks required above to take such action, to affect the rights or duties of the Agent, as the case may be, under this Agreement or any other Credit Document.

         Section 9.2. NOTICES, ETC.. All notices and other communications shall be in writing (including telecopy or telex) and mailed, telecopied, telexed, hand delivered or delivered by a nationally recognized overnight courier, if to the Borrower, at its address at

         Brazos Automotive Properties, L.P.
         2911 Turtle Creek Blvd., Suite 1240
         Dallas, Texas  75219
         Attention:        Mr. Gregory C. Greene
         Telecopy:         (214) 520-2009
         Telephone:        (214) 522-7296


if to any Bank at its Domestic Lending Office specified opposite its name on
Schedule 1 or pursuant to SECTION 2.9(b); and if to the Agent, at its address at

         The Chase Manhattan Bank
         One Chase Square, Tower 9
         Rochester, New York 14643
         Attention:        Mr. Philip M. Hendrix, Vice President
         Telecopy:         (716) 258-7604
         Telephone:        (716) 258-5437

with a copy to

         Gardere Wynne Sewell & Riggs, L.L.P.
         333 Clay, Suite 700
with a copy to

         Gardere Wynne Sewell & Riggs, L.L.P.
         333 Clay, Suite 700
         Houston, Texas  77002
         Attention:        Ms. Carol M. Burke
         Telecopy:         (713) 308-5555
         Telephone:        (713) 308-5561

or, as to each party, at such other address or teletransmission or telex number as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telecopied, telexed or hand delivered or delivered, be effective three (3) days after deposited in the mails, when telecopy transmission is completed, when confirmed by telex answer-back or when delivered, respectively, except that notices and communications to the Agent pursuant to ARTICLE 2 or 8 shall not be effective until received by the Agent.

         Section 9.3. NO WAIVER; REMEDIES. No failure on the part of any Bank or the Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         Section 9.4. COSTS AND EXPENSES. The Borrower agrees to pay within five
(5) Business Days following the receipt of an invoice in reasonable detail (a) all reasonable out-of-pocket costs, fees and expenses incurred by Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the Notes and the other Credit Documents including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent and with respect to advising the Agent as to its rights and responsibilities under this Agreement, and all reasonable out-of-pocket costs, fees and expenses, if any, of Agent (including, without limitation, reasonable counsel fees and expenses of the Agent) in connection with the creation, perfection, collection, or enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes and the other Credit Documents, and all costs and expenses relating thereto, including without limitation, all consulting fees, filing fees, taxes (other than income taxes), escrow fees, attorney's fees, and other fees and expenses incurred in connection with liquidation or sale of the Property and all other reasonable professional fees and (b) all costs, fees and expenses of a Bank incurred by a Bank in connection with the enforcement of the Obligations of Borrower arising under the Credit Documents or the exercise of any Rights arising under the Credit Documents (including, but not limited to, reasonable attorney's fees, expenses and costs paid or incurred in connection with any workout or restructure and any action taken in connection with any Debtor Relief
Laws). Any amount to be paid hereunder by the Borrower to Agent or a Bank to the extent not prohibited by applicable law, shall bear interest from thirty (30) days after the date of demand until paid at the applicable Default Rate.

         Section 9.5. BINDING EFFECT. This Agreement shall become effective when it shall have been executed by the Borrower and the Agent, and when the Agent shall have, as to each Bank, either received a counterpart hereof executed by such Bank or been notified by such Bank that such Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agent and each Bank and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights or delegate its duties under this Agreement or any interest in this Agreement without the prior written consent of each Bank and the Agent may only assign its rights and obligations hereunder in accordance with SECTION 8.6 and a Bank may only assign its rights and obligations hereunder in accordance with SECTION 9.6.

         Section 9.6.      BANK ASSIGNMENTS AND PARTICIPATIONS.

         (a) ASSIGNMENTS. Any Bank may assign to one or more banks or other entities all or any portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it, and the Note held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all of such Bank's rights and obligations under this Agreement, (ii) the amount of the Commitments and Advances of such Bank being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 and shall be an integral multiple of $100,000, (iii) each such assignment shall be made with the consent of the Agent and the Borrower (which consent shall not be unreasonably withheld) and shall be to an Eligible Assignee, (iv) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with the Note subject to such assignment, and (v) each Eligible Assignee (other than the Eligible Assignee of the Agent) shall pay to the Agent a $2,500 administrative fee. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least three (3) Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto for all purposes and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and (B) such Bank thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto).

         (b) TERM OF ASSIGNMENTS. By executing and delivering an Assignment and Acceptance, the Bank thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such Bank makes no representation or warranty and assumes no responsibility with respect to any statements warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency of value of this Agreement or any other instrument or document furnished pursuant hereto;
(ii) such Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, the Lessee, or the Guarantor or the performance or observance by the Borrower, the Lessee, or the Guarantor of any of their obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in SECTION 4.5 hereof and Section 3.5 of the Guarantor Consent and delivered pursuant to SECTION 5.6 hereof and Section 4.1 of the Guarantor Consent before the date of such assignment and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

         (c) THE REGISTER. The Agent shall maintain at its address referred to in SECTION 9.2 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Commitments of, and principal amount of the Advances owing to, each Bank from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent, and the Banks shall treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement and as the Person entitled to receive all payments of principal and interest with respect to Advances recorded under its name in the Register. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

         (d) PROCEDURES. Upon its receipt of an Assignment and Acceptance executed by a Bank and an Eligible Assignee, together with the Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of the attached EXHIBIT "A", (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to the Borrower. Within five (5) Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Note a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed, or if the Commitments have terminated, the Advances purchased by it pursuant to such Assignment and Acceptance and, if such Bank has retained any Commitment hereunder, a new Note to the order of such Bank in an amount equal to the Commitment, or, if the Commitments have terminated, the Advances retained by it hereunder. Such new Note shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the attached EXHIBIT "G".

         (e) PARTICIPATIONS. Each Bank may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it, and the Notes held by it); provided, however, that (i) such Bank's obligations under this Agreement (including, without limitation, its Commitments to the Borrower hereunder) shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Bank shall remain the holder of any Note for all purposes of this Agreement, (iv) the Borrower, the Agent, and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, and (v) such Bank shall not require the participant's consent to any matter under this Agreement, except for change in the principal amount of the Notes, reductions in fees or interest, releases of Collateral, the Guaranty or the Residual Guaranty or extending the Maturity Date. The Borrower hereby agrees that participants shall have the same rights under SECTIONS 2.8, 2.9, 2.11(c),
7.5 and 9.7 as a Bank to the extent of their respective participations; provided, however, the Borrower shall not, at any time, be obligated to pay any participant in any interest of any Bank any sum in excess of the sum which the Borrower would have been obligated to pay to such Bank in respect of such interest had such Bank not sold such participation.

         (f) CONFIDENTIALITY. Each Bank may furnish any information concerning the Borrower in the possession of such Bank from time to time to assignees and participants (including prospective assignees and participants); provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree in writing to preserve the confidentiality of any confidential information relating to the Borrower received by it from such Bank in accordance with the provisions of SECTION 9.15.

         (g) FEDERAL RESERVE BANK. Notwithstanding any other provision set forth in this Agreement, any Bank may at any time assign and pledge all or any portion of its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Bank from its obligations hereunder.


         Section 9.7. INDEMNIFICATION. The Borrower shall indemnify the Agent, the Banks, and each affiliate thereof and their respective directors, officers, employees and agents from, and discharge, release, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from (a) any actual or proposed use by the Borrower or any Affiliate of the Borrower of the proceeds of any Advance, (b) any breach by the Borrower of any provision of this Agreement or any other Credit Document,
(c) any investigation, litigation or other proceeding (including any threatened investigation or proceeding whether or not the Agent or any Bank is joined as a party therein) relating to the foregoing, or (d) any Environmental Claim or requirement of Environmental Laws concerning or relating to the present or previously-owned or operated properties, or the operations or business, of the Borrower or the Lessee, or demolition, renovation, construction, occupancy, operation, use and/or maintenance of the Properties, regardless of whether the act, omission, event or circumstance constitutes a violation of any Environmental Laws at the time of its existence or occurrence, and the Borrower shall reimburse the Agent, each Bank, and each affiliate thereof and their respective directors, officers, employees and agents, upon demand for any reasonable out-of-pocket expenses (including legal fees) incurred in connection with any such investigation, litigation or other proceeding; AND EXPRESSLY INCLUDING ANY SUCH LOSSES, LIABILITIES, CLAIMS, DAMAGES, OR EXPENSE INCURRED BY REASON OF THE PERSON BEING INDEMNIFIED'S OWN NEGLIGENCE, BUT EXCLUDING ANY SUCH LOSSES, LIABILITIES, CLAIMS, DAMAGES OR EXPENSES INCURRED BY REASON OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE PERSON TO BE INDEMNIFIED. Notwithstanding anything contained in this SECTION 9.7 to the contrary, the foregoing indemnities shall survive the payment in full of the Notes, including without limitation, any violation of any Environmental Law discovered after said date, but attributable to a violation occurring prior to such date (for purposes hereof the Borrower has the burden of proof that such violations occurred after the payment in full of the Notes). Nothing in this SECTION 9.7, elsewhere in this Agreement, or in any other Credit Document, shall limit or impair any rights or remedies of the Banks against any third party under any Environmental Laws, including, without limitation any rights of contribution or indemnification.

         Section 9.8. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         Section 9.9. SURVIVAL OF REPRESENTATIONS, ETC.. All representations and warranties contained in this Agreement or made in writing by or on behalf of the Borrower in connection herewith shall survive the execution and delivery of this Agreement and the Credit Documents, the making of the Advances and any investigation made by or on behalf of the Banks, none of which investigations shall diminish any Bank's right to rely on such representations and warranties. All obligations of the Borrower provided for in SECTIONS 2.8, 2.9, 2.11(c), 9.4, AND 9.7 shall survive any termination of this Agreement and repayment in full of the Obligations.

         Section 9.10. SEVERABILITY. In case one or more provisions of this Agreement or the other Credit Documents shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not be affected or impaired thereby.

         Section 9.11. BUSINESS LOANS. The Borrower warrants and represents that the loan evidenced by the Notes are and shall be for business, commercial, investment or other similar purposes and not primarily for personal, family, household or agricultural use, as such terms are used in Chapter One ("CHAPTER ONE") of the New York Credit Code. At all such times, if any, as Chapter One shall establish a Maximum Rate, the Maximum Rate shall be the "indicated rate ceiling" (as such term is defined in Chapter One) from time to time in effect.

         Section 9.12. USURY NOT INTENDED. It is the intent of the Borrower and each Bank in the execution and performance of this Agreement and the other Credit Documents to contract in strict compliance with applicable usury laws, including conflicts of law concepts, governing the Advances of each Bank including such applicable laws of the State of New York and the United States of America from time to time in effect. In furtherance thereof, the Banks and the Borrower stipulate and agree that none of the terms and provisions contained in this Agreement or the other Credit Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the Maximum Rate and that for purposes hereof "interest" shall include the aggregate of all charges which constitute interest under such laws that are contracted for, charged or received under this Agreement; and in the event that, notwithstanding the foregoing, under any circumstances the aggregate amounts taken, reserved, charged, received or paid on the Advances, include amounts which by applicable law are deemed interest which would exceed the Maximum Rate, then such excess shall be deemed to be a mistake and each Bank receiving the same shall credit the same on the principal of its Note (or if such Note shall have been paid in full, refund said excess to the Borrower). In the event that the maturity of the Notes are accelerated by reason of any election of the holder thereof resulting from any Event of Default or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the Maximum Rate and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on the applicable Notes (or, if the applicable Notes shall have been paid in full, refunded to the Borrower of such interest). In determining whether or not the interest paid or payable under any specific contingencies exceeds the Maximum Rate, the Borrower and the Banks shall to the maximum extent permitted under applicable law amortize, prorate, allocate and spread in equal parts during the period of the full stated term of the Notes all amounts considered to be interest under applicable law at any time contracted for, charged, received or reserved in connection with the Obligations. The provisions of this SECTION 9.12 shall control over all other provisions of this Agreement or the other Credit Documents which may be in apparent conflict herewith.

         Section 9.13. GOVERNING LAW. This Agreement, the Notes, and the other Credit Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of New York. EACH PARTY HERETO EXPRESSLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM RELATING TO THIS AGREEMENT OR THE TRANSACTION CONTEMPLATED HEREBY.

         Section 9.14. NO RECOURSE. The Borrower's obligations under this Agreement are intended to be the obligations (as limited by this SECTION 9.14) of the limited partnership and the General Partner. Notwithstanding any other provision of this Agreement or the other Credit Documents, the Agent and the Banks agree that the personal liability of the Borrower shall be strictly and absolutely limited to the Collateral and no recourse for the payment of any amount due under this Agreement or any other agreement contemplated hereby, or for any claim based thereon or otherwise in respect thereof, shall be had against any other assets of the Borrower, of its general or limited partners or any incorporator, shareholder, officer, director or Affiliate (past, present or future) of the General Partner or of any successor corporation to the General Partner or any Affiliate of either, it being understood that the Borrower is a limited partnership formed for the purpose of the transactions involved in and relating to this Agreement on the express understanding aforesaid. It is further the agreement of the Borrower and the Banks that the sole recourse for the payment of any amount due under this Agreement or any other agreement contemplated hereby shall be to the Collateral, including the Property which is subject to the Ground Lease or the Facilities Lease, the Residual Guaranty, the Guaranty, the obligations of the Lessee under the Lease Documents and to any Property which is subject to the Security Documents; provided that the Agent shall be entitled to (a) take such action against the Borrower as may be necessary to realize upon all or part of the Collateral in satisfaction of the Obligations and (b) bring suit against the Borrower for the purpose of obtaining jurisdiction over the Collateral, the Lessee, or the Guarantor and provided that no judgment or any action under clauses (a) and (b) above shall seek a deficiency judgment against the Borrower or hold any incorporator, shareholder, officer or director of the General Partner of the Borrower or Borrower personally liable for the Obligations. Nothing contained in this SECTION 9.14 shall be construed to (i) prevent recourse against the Borrower or the General Partner (A) for the Borrower's intentional breach of its obligations under
SECTION 6.1 of this Agreement, (B) fraud or misappropriation of funds by the Borrower or the General Partner, (C) failure of the Borrower or the General Partner to properly apply rent and other proceeds

(which are received directly by the Borrower) for payment of costs incurred with respect to the Collateral or under this Agreement or the Lease Documents, or
(ii) limit the exercise or enforcement, in accordance with the terms of this Agreement and any other Loan Document, of rights and remedies against the Lessee, the Guarantor or the assets of the Lessee or the Guarantor.

         Section 9.15. CONFIDENTIALITY. Borrower and Banks agree to keep all information concerning the structure and documentation of this Agreement and the Lease Documents confidential, including without limitation all information of a confidential nature received by them from Lessee and Guarantor pursuant to this Agreement; provided, however, that such information may be disclosed: (a) to directors, officers, employees, agents, representatives or outside counsel of Borrower or of the Agent or any Bank or any Affiliate of any Bank; (b) to any auditor, government official or examiner; (c) pursuant to any subpoena or other order of any court or administrative agency or otherwise as may be required by applicable law, rule or regulation; (d) to any other Person if reasonably incidental to the administration of the credit facility provided herein; (e) in connection with any litigation to which such Bank or any of its Affiliates may be a party; (f) to the extent necessary in connection with the exercise of any remedy under this Agreement or any other Loan Document; (g) subject to provisions substantially similar to those contained in this SECTION 9.15, to any actual or proposed participant or assignee; or (h) to any assignee of or participant in, or prospective assignee of or participant in, any Bank's Advances or its Commitment or any part thereof under any credit agreement who, in each case set forth in CLAUSES (A) through (H), agrees in writing to be bound by the terms of this Section; and provided further, that no confidentiality obligation shall attach to any information which (1) is or becomes publicly known, through no wrongful act on the part of any Person who shall have received such information, (2) is rightfully received by such Person from a third party,
(3) is independently developed by such Person, or (4) is explicitly approved for release by Guarantor.

         Section 9.16. NO ORAL ACKNOWLEDGMENT. A LOAN TRANSACTION IN WHICH THE AMOUNT INVOLVED EXCEEDS $50,000 IN VALUE IS NOT ENFORCEABLE UNLESS THE AGREEMENT IS IN WRITING AND SIGNED BY THE PARTY TO BE BOUND OR BY THAT PARTY'S AUTHORIZED REPRESENTATIVE. THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE DETERMINED SOLELY FROM WRITTEN AGREEMENTS, DOCUMENTS, AND INSTRUMENTS, AND ANY PRIOR ORAL AGREEMENTS BETWEEN THE PARTIES ARE SUPERSEDED BY AND MERGED INTO SUCH WRITINGS. THIS AGREEMENT (AS AMENDED IN WRITING FROM TIME TO TIME) AND THE OTHER WRITTEN LOAN DOCUMENTS EXECUTED BY BORROWER, AGENT OR GUARANTOR (OR BY BORROWER OR GUARANTOR FOR THE BENEFIT OF AGENT REPRESENT THE FINAL AGREEMENT BETWEEN BORROWER, GUARANTOR, AND AGENT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         EXECUTED as of the 15th day of September 1998.

                     BORROWER:

                     BRAZOS AUTOMOTIVE PROPERTIES, L.P.,
                     a Delaware limited partnership

                     By:      BRAZOS AUTOMOTIVE PROPERTIES
                              MANAGEMENT,  INC., a Delaware corporation,
                              General Partner


                              By:   /s/ Daniel D. Boeckman
                                   --------------------------------------------
                                   Daniel D. Boeckman, Executive Vice President



                     AGENT:

                     THE CHASE MANHATTAN BANK,
                     as Agent



                     By:   /s/ Philip M. Hendrix
                           --------------------------------------------
                              Philip M. Hendrix, Vice President



                     SYNDICATION AGENT:

                     FLEET NATIONAL BANK,
                     as Syndication Agent

                     By:  /s/ Martin K. Birmingham
                          ----------------------------------------------
                     Name:  Martin K. Birmingham
                          ----------------------------------------------
                     Title:  Vice President
                           ---------------------------------------------

                                 BANKS:
                                 ------

                                 THE CHASE MANHATTAN BANK,



                                 By:   /s/ Philip M. Hendrix
                                     ---------------------------------------
                                          Philip M. Hendrix, Vice President


                                 FLEET NATIONAL BANK,
                                 as a Bank


                                 By:  /s/ Martin K. Birmingham
                                     ---------------------------------------
                                 Name:  Martin K. Birmingham
                                       -------------------------------------
                                 Title:  Vice President
                                       -------------------------------------



                                 MANUFACTURERS AND TRADERS TRUST COMPANY


                                 By:  /s/ J. Theodore Smith
                                     ---------------------------------------
                                 Name:  J. Theodore Smith
                                       -------------------------------------
                                 Title:  Vice President
                                       -------------------------------------



                                 KEYBANK, NA


                                 By:  /s/ Timothy Beers
                                     ---------------------------------------
                                 Name:  Timothy Beers
                                       -------------------------------------
                                 Title:  Vice President
                                       -------------------------------------



                                 MARINE MIDLAND BANK


                                 By:  /s/ Richard L. Ford
                                     ---------------------------------------
                                 Name:  Richard L. Ford
                                       -------------------------------------
                                 Title:  Vice President
                                       -------------------------------------



                                 STATE STREET BANK & TRUST CO.


                                 By:  /s/  David G. Case
                                     ---------------------------------------
                                 Name:  David G. Case
                                       -------------------------------------
                                 Title:  Vice President
                                       -------------------------------------

                               NATIONAL CITY BANK


                               By:  /s/ Joseph D. Robison
                                   ---------------------------------------
                               Name:  Joseph D. Robison
                                   ---------------------------------------
                               Title:  Vice President
                                     -------------------------------------


                               USTRUST


                               By:  /s/ Daniel G. Eastman
                                   ---------------------------------------
                               Name:  Eastman, D. G.
                                    --------------------------------------
                               Title:  Vice President
                                     -------------------------------------



                                   SCHEDULE 1


                          LIST OF BANKS AND COMMITMENTS

                                                            COMMITMENT
The Chase Manhattan Bank
One Chase Square, Tower 9
Rochester, New York 14643
Attn:    Philip M. Hendrix, Vice President                $5,635,656.92

Fleet National Bank
One East Avenue
Rochester, New York 14638
Attn:    Martin Birmingham                                $5,423,728.56

Manufacturers and Traders Trust Company
255 East Avenue, 3rd Floor
Rochester, New York 14604
Attn:    Theodore J. Smith                                $4,402,856.99

KeyBank, NA
1200 Bausch & Lomb Plaza
Rochester, New York 14604
Attn:    Timothy Beers                                    $4,402,856.99

Marine Midland Bank
One Marine Midland Plaza, 5th Floor
Rochester, New York 14606
Attn:    Gary McLouth                                     $4,402,856.99

State Street Bank & Trust Co.
130 East Main Street
Rochester, New York 14604
Attn:    David Case                                       $4,402,856.99

National City Bank
1900 East Ninth Street
Cleveland, Ohio 44114-3484
Attn:    Andrew J. Walshaw                                $2,515,918.28

USTrust
40 Court Street
Boston, Massachusetts 02108
Attn:    Daniel G. Eastman                                $2,515,918.28


                                      Total               $33,702,650.00
                                                          ==============

